Exhibit 10.1

PURCHASE AND ASSUMPTION AGREEMENT

This PURCHASE AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of July 13, 2007, is entered into by and between BankFirst, a South Dakota banking corporation (“Seller”) and The Bancorp, Inc., a Delaware corporation (“Buyer”).

WHEREAS, Seller operates “Stored Value Solutions,” which includes a Visa MasterCard and Discover (each, an “Association”) stored value card sponsorship business, an automated teller machine (ATM) sponsorship business, and a credit and debit card merchant processing sponsorship business, as a division of Seller (the “Business”); and

WHEREAS, Seller desires to sell and Buyer desires to purchase substantially all of Seller’s rights in the Business, as well as all of the assets used by Seller in the Business, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the agreements herein, the parties hereby agree as follows:

ARTICLE I

Purchase and Sale of Assets;

Assumption of Certain Liabilities

1.1 The Assets. On the Closing Date (as defined in Section 2.2), except as provided in Section 1.2, Seller hereby sells and assigns to Buyer, and Buyer hereby purchases from Seller, for the Purchase Price hereinafter specified, Seller’s entire right, title and interest in the following assets (collectively, the “Assets”):

(a) all rights of Seller under the contracts, agreements, leases of real and personal property, commitments and other arrangements, whether oral or written (each, a “Contract”) set forth on Schedule 1.1(a) (all of the foregoing being, collectively, the “Assumed Contracts”);

(b) all rights of Seller in guaranties, reserve accounts, security deposits and other collateral posted by any person, including any program manager, in connection with the Business;

(c) all rights of Seller in funding accounts, settlement accounts and customer accounts related to the Business, including negative balances and advances to any customer;

(d) all rights of Seller in the Association BINs and ICAs listed on Schedule 1.1(d);

(e) to the extent owned by Seller, all inventory related to the Business, including, to the extent permissible by Association rules, cards and card agreements;

(f) all equipment, furniture, computer hardware and software, leasehold improvements, fixtures and other tangible personal property owned by Seller in connection with the Business as set forth on Schedule 1.1(f);

(g) all of Seller’s other intangible rights and property associated with the Business, including but not limited to, all trademarks, patents, copyrights, trade names (other than the names “BankFirst” and “Marshall”), other Intellectual Property used in or related to the Business, going concern value, goodwill, telephone numbers, facsimile numbers, all as set forth on Schedule 1.1(g);

(h) all books, records and other documents and information related to the Business, including all customer, prospect, program manager, broker and distributor lists, sales literature, price lists, quotes and bids, promotional programs, product catalogs and brochures, inventory records, product data, purchase orders and invoices, sales orders and sales order log books, commission records, customer information, personnel records (to the extent permitted by law) and correspondence and all personnel records and other records of Seller related to its employees to the extent their transfer is permitted by law;

(i) all pre-paid expenses and deposits made by Seller related to the Business;

(j) all governmental licenses, permits, approvals and other authorizations held by the Seller in connection with the Business (collectively, the “Licenses”), to the extent their transfer is permitted by law; and

(k) all right, title and interest of Seller in and to all warranties and guarantees given to, assigned to or benefiting Seller regarding the acquisition, construction, design, use, operation, management or maintenance of any of the Assets, to the extent such assignment is not prohibited by the terms of such warranty or guarantee.

Anything to the contrary notwithstanding, neither the term “Assets” nor any of the defined asset groups nominally comprising “Assets” shall include any asset specifically referred to in Section 1.2; provided, however, that for purposes of this Agreement, the term “Assets” shall mean all of the goodwill, assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of the Seller, which are used in, or which were acquired in connection with, the operation of the Business, excepting only the Excluded Assets and any of the above which relate exclusively to the Excluded Assets.

1.2 Excluded Assets. All other assets of Seller shall be excluded from purchase and sale hereunder and shall be retained by Seller (collectively, the “Excluded Assets”), including the following:

(a) the bank charter, minute books, stock records, qualifications to do business as a foreign organization, taxpayer and other identification numbers, tax returns and similar records and documents of Seller and, to the extent their transfer is prohibited by law, personnel records;

(b) all agreements related to the governance, shareholders and/or control of Seller;

(c) all income tax refunds and income tax credits and all other tax refunds and tax credits with respect to taxes paid by Seller;

(d) Licenses that are not transferable or are transferable but only with the consent of the government or a governmental agency and with respect to which the requisite consent is not received at or prior to the Closing;

(e) all Employee Benefit Plans and assets held therein and any rights and claims of Seller against any medical policy carrier for its failure to provide continuation coverage under COBRA with respect to employees and former employees of Seller and their beneficiaries and dependents;

(f) all rights under policies of insurance;

(g) each warranty or guarantee by any manufacturer, supplier or other transferor of any of the Assets, to the extent assignment thereof is prohibited by the terms of such warranty or guarantee;

(h) all investments and bank accounts of Seller;

(i) all accounts receivable for goods sold or services rendered by Seller prior to the Closing Date;

(j) the “ITI Platform” software and licenses and all computer hardware on which the same is installed; and

(k) the assets and properties listed in Schedule 1.2(k) hereto.

1.3 Assumed Liabilities. On the terms and subject to the conditions of this Agreement, Buyer agrees to assume on the Closing Date and to pay and discharge when due the following agreements, obligations and liabilities of Seller (collectively, the “Assumed Liabilities”) and no others:

(a) all liabilities, obligations and commitments of Seller arising on and after the Closing Date under the executory portion of any of the Assumed Contracts or under the Licenses (to the extent constituting Assets), but not including any liability or obligations for breach or violation thereof to the extent occurring at or prior to the Closing;

(b) all of Seller’s obligations relating to all demand, savings and certificate of deposit accounts attributable to the Business accruing or arising on and after the Closing Date and all interest payable with respect to such deposit accounts as identified and listed in Schedule 1.3(b) (the “Deposit Accounts”); and

(c) all other liabilities, obligations and commitments of Seller described on Schedule l.3(c) hereto.

1.4 Excluded Liabilities. Buyer shall have no responsibility for any obligations or liabilities of Seller of any nature whatsoever which are not included in the Assumed Liabilities, whether now existing or hereafter arising, and whether known or unknown (collectively, the “Excluded Liabilities”), including:

(a) any liability for taxes of Seller, whether or not attributable to the Business or Assets, including all income, sales and use taxes, employment and payroll taxes (including withholding) and property taxes;

(b) all accrued and unpaid accounts payable of Seller and all accrued expenses of Seller, each as of the Closing Date;

(c) all accrued liabilities, obligations or commitments of Seller to employees and former employees who performed services to the Seller prior to the Closing Date; provided, however, that Buyer will honor and allow up to two weeks of accrued but unused (prior to Closing) vacation time for any employees of Seller hired by Buyer and provided further that Buyer will assume the obligation of paying employee retention bonuses for employees of the Business, with 50% of such bonuses paid within 10 days of Closing and the remaining 50% paid 180 days following Closing, as set forth on Schedule l.4(c) hereto;

(d) any liability, obligation or commitment of Seller for costs and expenses in connection with the negotiation and execution of this Agreement or any other document entered into by Seller after the date hereof or the consummation of the transactions contemplated hereby or thereby;

(e) any claims asserted by employees or former employees of Seller, or by dependents of such persons, for acts or omissions occurring prior to the Closing Date;

(f) any liability of Seller under any Contract that is not an Assumed Contract;

(g) any liability of Seller to any related person of Seller;

(h) any obligation or liability relating to any actual or alleged violation or liability arising under environmental laws occurring prior to or present on the Closing Date, regardless of whether such obligations or liabilities relate to Seller’s ownership or operation of the Assets, to any predecessor, owner, tenant, occupant or user of the Assets, or to any other party unrelated to the Assets;

(i) all liabilities and obligations of Seller resulting from a breach or violation by Seller prior to the Closing Date of any Assumed Contract or License;

(j) any action, suit or proceeding pending as of the Closing Date, or any subsequent claim, action, suit or proceeding arising out of or relating to the conduct of the Business by Seller on or prior to the Closing Date;

(k) except as otherwise provided in Section 1.3, all liabilities and obligations and commitments of Seller relating to the ownership, operation or condition of the Business or the Assets prior to the Closing Date and all liabilities and obligations and commitments arising out of or relating to the Excluded Assets.

1.5 Assignment and Assumption of Contracts. Notwithstanding any other provision of this Agreement, if (a) an Assumed Contract not listed on Schedule 1.1(a) is not permitted to be sold, assigned, transferred or conveyed without the approval, consent or waiver of another party thereto, and (b) all necessary approvals, consents and waivers of all parties to such Assumed Contract have not been obtained at or prior to the Closing (each, an “Assigned Item”), then Buyer shall not be obligated to assume such Assigned Item and such Assigned Item shall not be included in the Assets transferred to Buyer on the Closing Date; provided, that if Buyer realizes a benefit from any such Assigned Item, then Buyer will assume the liabilities, obligations and commitments of Seller under such Assigned Item (but not such Assigned Item itself), in which event the claims, rights and benefits of Seller arising under such Assigned Item or resulting therefrom (but not such Assigned Item itself) shall (to the extent permitted under such Assigned Item absent such approval, consent or waiver) be included in the Assets and transferred to Buyer hereunder. Seller shall, following the Closing, use reasonable efforts to obtain the necessary approvals, consents and waivers with respect to such Assigned Item. Seller shall promptly transfer such Assigned Item to the Buyer if such approvals, consents and waivers are obtained and, upon such transfer, Buyer shall assume all liabilities, obligations and commitments of Seller arising under such Assigned Item, except liabilities and obligations resulting from a breach thereunder by Seller to the extent occurring prior to the date such Assigned Item has been transferred to Buyer.

ARTICLE II

Purchase and Sale of Assets

2.1 Purchase Price. The consideration for the Assets, in addition to the assumption of the Assumed Liabilities (collectively, the “Purchase Price”), shall be (i) $12,112,000 of shares of Buyer’s common stock, valued (the “Market Value”) based on the average closing price of such stock on NASDAQ for the 30 trading days immediately preceding the Closing Date (the “Common Stock”); provided, however, that no fractional units of Common Stock shall be issued pursuant to this Section 2.1, and (ii) an aggregate amount of $48,448,000 in U.S. dollars (collectively with the Common Stock, the “Closing Amount”), which shall be delivered as follows:

(a) Buyer shall pay to the Seller upon execution of this Agreement, the sum of $1,000,000 (the “Earnest Money Deposit”). The Earnest Money Deposit shall be paid into an escrow agent to be agreed upon at or prior to Closing by Seller and Buyer (the “Escrow Agent”). Buyer agrees to diligently and in good faith use its best efforts to obtain the approval of the Federal Deposit Insurance Corporation for the transactions contemplated by this Agreement as soon as reasonably possible. In the event that Buyer does not close after all conditions to Buyer’s obligation to close have been satisfied or waived, the Escrow Agent shall pay the Earnest Money Deposit plus any interest accrued thereon to Seller. Notwithstanding the previous sentence, if any of the Seller’s representations and warranties made under this Agreement are untrue or incorrect in any material respect, or Seller breaches in any material respect any covenant hereunder, or Seller fails to obtain any necessary consents to the transactions contemplated by this Agreement or Buyer terminates this Agreement pursuant to Section 8.1(b), or Seller fails to close (despite Buyer being ready, willing and able to close), the Escrow Agent will promptly return the entire Earnest Money Deposit plus any interest accrued thereon to Buyer. Upon the Closing of the transaction contemplated by this Agreement, the Earnest Money Deposit and accrued interest thereon shall be applied to the Closing Amount. All tax liability associated with interest accrued on the Earnest Money Deposit shall be paid by Buyer.

(b) At the Closing (i) Buyer will deliver (A) to Seller, certificate(s) representing the Common Stock and (B) to Seller, a registration rights agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), and (ii) Seller will transmit (A) to Buyer, in immediately available funds, an amount equal to the sum of the aggregate principal and accrued and unpaid interest amount of the Deposit Accounts less (y) the sum of the Closing Amount after application of the Earnest Money Deposit and accrued interest thereon and the Market Value of any fractional units of Common Stock otherwise payable to Seller but for the proviso in Section 2.1(i) and (z) $2,000,000 (the “Escrow Amount”) and (B) to the Escrow Agent, the Escrow Amount to be held as security for the indemnification obligations of Seller, until released pursuant to Section 7.5(b) hereof.

2.2 The Closing. The consummation of the transactions herein contemplated (the “Closing”) shall take place on the last business day of the month in which all the conditions to the obligations of the parties to consummate the transactions contemplated hereby have been satisfied or waived, or such earlier time or date as the Buyer and Seller agree at the offices of Lindquist & Vennum P.L.L.P., 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, at 10:00 a.m. (the “Closing Date”).

2.3 Allocation of Purchase Price. The Purchase Price shall be allocated by the parties as Buyer shall reasonably determine in accordance with Section 1060 of the federal Internal Revenue Code and the regulations thereunder. Seller and the Buyer shall prepare and file on a timely basis federal and state tax forms consistent with such allocation. If any tax authority challenges the allocations, the party receiving notice of such challenge shall give the other prompt written notice thereof and the parties shall cooperate in all commercially reasonable respects in order to preserve the effectiveness of such allocations.

ARTICLE III

Presentations and Warranties of Seller

Except as disclosed in the attached Schedules (which shall be deemed to modify all representations and warranties herein), Seller represents and warrants to Buyer as follows:

3.1 Organization. Seller is a state bank duly organized, validly existing and in good standing under the laws of the state of South Dakota and has all requisite corporate power to own its properties and to carryon the Business as now being conducted.

3.2 Authorization of Transaction. Seller has full power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of Seller’s board of directors and shareholder and require no further approvals or authorizations. This Agreement has been executed and delivered by a duly authorized officer of Seller and is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

3.3 No Violation. Neither the execution and delivery of this Agreement nor the consummation by Seller of the transactions herein contemplated, will conflict with or result in a breach of any of the terms, conditions or provisions of (a) the articles of incorporation or bylaws of Seller, (b) any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or any governmental authority or of any arbitration award applicable to the Seller or (c) any material contract, lease, license, franchise, permit, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Seller is a party or is bound. Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

3.4 Litigation. Other than set forth on Schedule 3.4, there are no claims, actions, suits, inquiries, investigations or proceedings pending or, to the knowledge of Seller, threatened against or relating to the Assets, the Assumed Liabilities, the Business or the transactions contemplated by this Agreement before any court or governmental body, which could affect the Assets or the Business, or the transfer by Seller to Buyer of title thereto.

3.5 Title and Sufficiency of Assets. Except as set forth in Schedule 3.5, Seller has good and marketable title to, or a valid leasehold interest in, the Assets, free and clear of all Liens. “Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest. The Assets and the Excluded Assets constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the Business in the manner presently operated by Seller, and all such Assets are in sufficient condition for their intended use.

3.6 Deposit Accounts. The Deposit Accounts are accurately identified and listed on Schedule 3.6 attached hereto and are in all material respects genuine and enforceable obligations of Seller and have been acquired and maintained in compliance with all applicable state and federal laws, regulations and rules, and were acquired in the ordinary course of Seller’s business.

3.7 Tax Matters. Except as set forth in Schedule 3.7:

(a) Seller has filed, or has had filed on its behalf, all tax returns required to have been filed with respect to the Business or the Assets and has directly, or has had on its behalf, paid, withheld, or made provision for the payment of, all taxes shown thereon as owing.

(b) There have been no waivers or extensions of any statute of limitations filed with any governmental authority responsible for assessing or collecting taxes in respect of any tax return of, or which includes, Seller, and no agreements to an extension of time with respect to a tax assessment or deficiency.

(c) There is no material action, suit, proceeding, investigation, audit, claim or assessment pending with respect to any liability for tax of the Seller, or with respect to any tax return of the Seller.

(d) Taxes which Seller is required by law to withhold or collect have been withheld or collected and have been paid over to the proper governmental entity or are properly held by Seller for such payment for periods prior to the Closing Date. All withholdings, collections and other payments payable in connection therewith for periods prior to the Closing Date are the responsibility of Seller.

(e) Schedule 3.7(e) contains a list of states, territories and jurisdictions (whether foreign or domestic) in which Seller has filed tax returns relating to taxes of the Business.

(f) There are no Liens for taxes on the Assets.

(g) There are no tax sharing or similar arrangements that include Seller or that in any way relates to the Business or the Assets, and Seller is not liable for the taxes of any other person or entity as a transferee, successor, by contract or otherwise

3.8 Real Estate Lease. The Ground Lease Agreement dated December 1, 2006, between Seller and Heineman Family Venture, LLC (as amended, the “Ground Lease”) and the Building Lease of even date therewith between Seller and Marshall BankFirst Corporation (as amended, the “Building Lease” and, collectively with the Ground Lease, the “Leases”) (a) are legal, binding, enforceable and in full force and effect; (b) neither Seller nor either of the landlord is in default or breach thereunder; (c) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease that has not been redeposited in full; and (d) Seller does not owe any brokerage or commission fees with respect to such Lease. There are no claims, governmental investigations, litigation or proceedings which are pending against Seller or, to the knowledge of Seller, threatened against Seller or pending or threatened against either of the landlords, which could reasonably be expected to affect the continued use of the Leased real property in substantially the same manner as presently used by Seller.

3.9 Intellectual Property.

(a) Schedule 3.9 lists, in connection with the Business and the Assets, (i) the federal registration number and the date of registration of patents and trademarks and of other marks, trade names, brand names, domain names, URLs or other trade rights currently owned or used by Seller, (ii) all of the copyrights currently owned or used by the Seller, (iii) all applications by the Seller for any of the foregoing, and (iv) all other marks, trade names, brand names, other trade rights (collectively, the “Intellectual Property”). Schedule 3.9 also contains a true and complete list of all material agreements between each employee of Seller and Seller relating to confidential information of Seller relating to the Business, including patents, trademarks, service marks, trade names, and copyrights, and the ownership of any intellectual property developed by such employee under the scope of his or her employment. No other patents, trademarks, trade names, service marks or copyrights are reasonably necessary for the conduct of the Business in substantially the same manner as presently operated by Seller.

(b) Seller owns or has the right to use pursuant to valid licenses, sublicenses, agreements or permissions all items of Intellectual Property necessary for the operation of the Business as presently conducted.

(c) Except as set forth in Schedule 3.9(c), Seller has not received any written notice alleging that Seller, in the operation of the Business, has infringed upon any intellectual property rights of third parties. To Seller’s knowledge, no third party has infringed upon any Intellectual Property rights of Seller that are material to the Business.

(d) With respect to each such item of Intellectual Property identified on Schedule 3.9: (i) Seller possesses all right, title and interest in and to the item, free and clear of any Lien and (ii) no proceeding is pending or, to Seller’s knowledge, threatened which challenges the legality, validity, enforceability, use or ownership of the item.

(e) Schedule 3.9 identifies each material item of Intellectual Property that any third party owns and that the Seller uses in the Business pursuant to a license, sublicense, agreement or with permission. Seller has made available to Buyer copies of all such licenses, sublicenses, agreements and permissions, each as amended to date. With respect to each such item identified on Schedule 3.9: (i) the license, sublicense, agreement or permission covering the item is in full force and effect; (ii) Seller has not received written notice regarding any actual or alleged material breach, violation or failure to comply with any such license, sublicense, agreement or permission; (iii) Seller has no knowledge of any material breach, violation or failure to comply under any such license, sublicense, agreement or permission by the other party or parties thereto; (iv) to Seller’s knowledge, no proceeding is pending or threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and (v) Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

3.10 Tangible Assets. Seller owns or leases all machinery, equipment, and other tangible assets necessary for the conduct of the Business as presently conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is presently used and which it is proposed to be used.

3.11 Contracts. Set forth on Schedule 1.1(a) is an accurate and complete list of the Seller’s material contracts relating to the Business (“Material Contracts”), which Schedule 1.1(a) delineates as the Assumed Contracts. Seller has not received notice of any oral or written claim of breach of any Material Contract, nor is Seller aware of any circumstances that, with the passing of time and/or giving of notice, would constitute a breach of any Material Agreement. Seller has also made available to Buyer accurate and complete copies of: (a) each Contract relating to the Business that involves a sharing of profits, losses, costs or liabilities by Seller with any other Person; (b) each Contract relating to the Business that contains covenants that materially restricts the Business or that would limit the freedom of Buyer to engage in the

Business; (c) each Material Contract relating to the Business that provides for payments to or by any person based on sales, purchases or profits, other than direct payments for goods; (d) any Contract for capital expenditures in excess of $50,000; (e) each written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by Seller with respect to the Business other than in the ordinary course of the Business consistent with past practices; and (f) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing. Furthermore, to the knowledge of Seller, each Assumed Contract is in full force and effect and is valid and enforceable in accordance with its terms. Except as listed on Schedule 3.18, no Assumed Contract requires the consent or approval of any third party for transfer to Buyer. The Assumed Contracts are adequate for the continued conduct of the Business as presently conducted.

3.12 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Seller.

3.13 Environmental Matters. Except as set forth on Schedule 3.13, (a) the operation of the Business is in full compliance with all applicable environmental laws; (b) all environmentally hazardous substances have been and are being used by Seller in compliance with applicable environmental laws, and (c) to the knowledge of the Seller, there is not on, in or under the premises upon which the Business is operated any underground storage tanks, asbestos-containing materials, polychlorinated biphenyls or radioactive substances.

3.14 Employee Benefit Plans. Each employee benefit plan (the “Benefit Plans”) of Seller has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign and domestic), including (without limitation) ERISA and the Internal Revenue Code, which are applicable to such Benefit Plans. Each Benefit Plan with access to individually identifiable health information has fully complied with the HIPAA privacy rules. To the Seller’s knowledge, there are no pending or threatened actions, claims or proceedings against any Benefit Plan or its assets, plan sponsor, plan administrator or fiduciaries with respect to the operation of such Benefit Plan (other than routine benefit claims). To the Seller’s knowledge, there are no audits, inquiries or proceedings pending or threatened by the IRS, Department of Labor or other governmental entity with respect to any Benefit Plan. Seller has no obligations, under funded commitments, compensation or bonuses due, or other amounts owing to any of its employees or former employees pursuant to any of Seller’s employee benefit plans. All obligations of any nature under any Benefit Plan will constitute Excluded Liabilities, and Buyer shall have no obligation or duty with respect thereto.

3.15 Projections. Any material forecasts, projections or proformas provided by Seller to Buyer with respect to the Business are based upon reasonable assumptions consistently applied, which assumptions have been disclosed to Buyer, and Seller has no knowledge of any existing or pending circumstances that would have the effect of materially changing such assumptions.

3.16 Employees and Employee Relations. Schedule 3.16 contains a true and complete list of (i) the names, titles and compensation of all current officers and employees of Seller who devote substantially all of their time to the Business and whose compensation from Seller exceeded $50,000 during the most recent calendar year of Seller and (ii) all written and oral (with a short description thereof) arrangements or contracts relating to employment, compensation, bonuses, severance, pension and other related issues and collective bargaining agreements to which Seller is a party or by which Seller is bound relating to the Business. All these contracts and arrangements are in full force and effect, and neither Seller nor, to Seller’s knowledge, any other person is in default under any such contract or arrangement. There have been no claims of default and there are no facts or conditions which, with the passage of time or upon notice, will result in a default by Seller, or to the knowledge of Seller, any other person, under these contracts or arrangements. There is no pending or, to Seller’s knowledge, threatened labor dispute, strike, or work stoppage affecting Seller or the Business.

3.17 Compliance with Laws. Except as set forth in that certain Confidential Memorandum, dated May 21, 2007, prepared by Seller’s Chief Risk Officer (“Memorandum”). Seller, the Business and the Assets have complied with all, and are not in violation of any, applicable laws, permits and orders affecting Seller’s properties, the operation of the Business, or the Assets, except for any such non-compliance or violation which would not have a Material Adverse Effect (as defined in Section 3.25).

3.18 Consents. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other person is required to be obtained or made by or with respect to Seller in connection with (i) the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, or (ii) the conduct by Seller of its business following the Closing as conducted on the date hereof other than (A) the consents and approvals disclosed on Schedule 3.18, (B) those that may be required solely by reason of Buyer’s (as opposed to any other third party’s) participation in the transactions contemplated hereby, and (C) such other consents or approvals the failure of which to obtain would not have a Material Adverse Effect.

3.19 Conduct of Business. Except as set forth on Schedule 3.19, since March 31, 2007:

(a) the Business has been conducted only in the ordinary course of business;

(b) except for items purchased, sold or otherwise disposed of in the ordinary course of the business, Seller has not purchased, sold, leased, mortgaged, pledged or otherwise acquired or disposed of any properties or assets in connection with the Business;

(c) Seller has not entered into, changed, modified, cancelled or terminated any agreement or contract involving the payment by or to Seller of more than $100,000 in any twelve-month period to which Buyer has objected to in good faith and provided to Seller in writing the reasons for such objection (Seller shall notify Buyer of all such agreements or contracts and such agreements and contracts shall be deemed approved by Buyer unless objected to in writing within five (5) business days of receipt of such notice); provided, however, that in providing its reasons for an objection Buyer shall not be required to provide any information that is material non-public information, or that Buyer, by law or agreement, is not permitted to disclose;

(d) there has been no material adverse change in or with respect to the condition (financial or otherwise), operations, business, prospects, rights, properties, assets or liabilities of Seller with respect to the Business;

(e) Seller has not changed any accounting methods or practices; and

(f) Seller has not agreed to take any of the actions described in paragraphs (b), (c) or (e) above and Seller has not taken any other action proscribed by Section 5.8.

3.20 Books and Records. The books of account and other financial records of Seller related to the Business, all of which have been made available to Buyer, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices. Except as set forth in the Memorandum, Seller maintains an adequate system of internal controls with respect to the Business and has disclosed to Buyer in writing all significant deficiencies and material weaknesses identified in or by such system since January 1, 2004.

3.21 Insurance. Schedule 3.21 sets forth a list of all policies of liability, theft, fidelity, life, fire, product liability, workmen’s compensation, health and any other insurance maintained by, or on behalf of, the Seller with respect to the Business (specifying the insurer, amount of coverage and type of insurance). Each such insurance policy identified therein is and shall remain in full force and effect with respect to the Business until, and on and as of, the Closing Date. Schedule 3.21 describes, with respect to the Business or Assets (i) any self-insurance arrangement by or affecting Seller, including any reserves established thereunder, and (ii) all obligations of Seller to provide insurance coverage to third parties (for example, under leases or service agreements) and identifies the policy under which such coverage is provided.

3.22 Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, Seller and its subsidiaries shall be able to pay their respective debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay their respective debts. Immediately after giving effect to the transactions contemplated by this Agreement, Seller and its subsidiaries shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement in order to effect the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Seller.

3.23 Investment. Seller (i) is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”); (ii) has had an opportunity to ask questions and receive answers regarding Buyer and its business, management and financial affairs with Buyer management; and to obtain any additional information from Buyer that Seller desires; and (iii) is acquiring the Common Stock for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. Seller will not sell or otherwise dispose of such shares (whether pursuant to a liquidating dividend or otherwise) without registration under the Securities Act, or an exemption therefrom, and acknowledges that certificate or certificates representing such shares will contain a legend to the foregoing effect.

3.24 Broker’s Fees. Except for Piper Jaffray & Co., neither Seller nor any of its affiliates has any liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.25 Disclosure. None of the representations and warranties made by Seller in this Agreement contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained in this Agreement not misleading. There is no fact known to Seller which materially adversely affects, individually or in the aggregate, the condition (financial or otherwise), assets, liabilities, business, or operations of the Business or the ability of Seller to consummate the transactions contemplated hereby (a “Material Adverse Effect”) that has not been set forth herein or heretofore communicated to Buyer in writing pursuant hereto.

3.26 Enforceability. Whenever in this Agreement a representation is made as to the enforceability of any contract, lease or agreement, such representation of enforceability shall be subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

ARTICLE IV

Representations and Warranties of Seller

Except as disclosed in the letter from Buyer to Seller regarding the representations and warranties set forth in this Article IV (“Buyer Disclosure Letter”) (which shall be deemed to modify all representations and warranties set forth herein), Buyer represents and warrants to Seller as follows:

4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to consummate the transactions contemplated herein.

4.2 Authorization of Transaction. Buyer has full power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all requisite action of Buyer’s board of directors and shareholders and requires no further approvals or authorizations. This Agreement has been executed and delivered by a duly authorized officer of Buyer and is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

4.3 No Violation. Neither the execution and delivery of this Agreement nor the consummation by Buyer of the transactions herein contemplated, will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of Buyer or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or any governmental authority or of any arbitration award applicable to the Buyer.

4.4 Transaction Approval. No approval, including any regulatory approval, is required for Buyer to consummate the transactions contemplated by this Agreement, other than as set forth on Schedule 4.4.4. Buyer has no reason to believe that all such approvals cannot be obtained with the time frame set forth in this Agreement.

4.5 Broker’s Fees. Buyer has no liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

4.6 Capitalization

(a) As of the date of this Agreement, the authorized capital stock of Buyer consists of 20,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock of which 13,805,607 shares and 112,591 shares, respectively, are outstanding. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Buyer SEC Documents (as such term is hereinafter defined), there are no outstanding options, warrants or other rights in or with respect to the unissued shares of Common Stock nor any securities convertible into such stock, and Buyer is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock.

(b) The authorized capital stock of Buyer’s subsidiary bank (“Bank”) consists of 30,000,000 shares of common stock, $.15 par value per share, of which 1,000,000 shares are outstanding. All of the outstanding shares of such common stock of Bank are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially by Buyer. There are no outstanding options, warrants or other rights in or with respect to the unissued or the issued or outstanding shares of such common stock or any other securities convertible into such stock, and Bank is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

(c) The authorized capital stock of the other subsidiaries of Buyer is as described in the Buyer Disclosure Letter. All of the outstanding shares of such capital stock are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially by Buyer or Bank or a subsidiary of Buyer or Bank. There are no outstanding options, warrants or other rights in or with respect to the unissued or the issued or outstanding shares of such capital stock or any other securities convertible into such stock, and none of such Buyer subsidiaries is obligated to issue any additional shares of its capital stock or any options, warrants or other rights in or with respect to the unissued shares of its capital stock or any other securities convertible into such stock.

4.7 Financial Statements. The financial statements of Buyer included in the Buyer SEC Documents (the “Buyer Financial Statements”): (a) present fairly the consolidated financial condition of Buyer as of the respective dates indicated and their respective consolidated statements of operations and changes in stockholders’ equity and cash flows, for the respective periods then ended; and (b) have been prepared in accordance with GAAP consistently applied (except as otherwise indicated therein).

4.8 Reports and Filings.

(a) Buyer has filed all required reports, proxy statements, schedules, registration statements and other documents with the SEC from and after December 31, 2005 (the “Buyer SEC Documents”). As of their respective dates of filing with the SEC (or, if amended, supplemented or superseded by a filing prior to the date hereof, as of the date of such filing), the Buyer SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Documents, and none of the buyer SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Buyer included in the Buyer SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

(b) Other than the Buyer SEC Documents, which are addressed in subsection (a) above, each of Buyer and the Buyer subsidiaries have timely filed all reports, returns, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2005, with (a) the Federal Deposit Insurance Corporation (“FDIC”), (b) the Federal Reserve Board, and (c) any other applicable governmental entity, including taxing authorities (collectively, “Buyer Governmental Filings”). No administrative actions have been taken or threatened or orders issued in connection with such Buyer Governmental Filings. As of their respective dates, each of such Buyer Governmental Filings complied in all material respects with all laws and regulations enforced or promulgated by the governmental entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance). Any financial statement contained in any of such Buyer Governmental Filings fairly presented in all material respects the financial position of Buyer on a consolidated basis, Buyer alone or each of the Buyer subsidiaries alone, as the case may be, and was prepared in accordance with GAAP or banking regulations and instructions applied on a consistent basis during the periods involved, except as may be disclosed therein, as of the dates and for the periods shown.

4.9 Litigation. Except as disclosed in the Buyer SEC Documents filed prior to the date of this Agreement or as set forth in the Buyer Disclosure Letter, there is no suit, action, investigation or proceeding (whether judicial, arbitral, administrative or other) pending or, to the knowledge of Buyer, threatened, against or affecting Buyer or any subsidiary of Buyer as to which there is a possibility of an adverse outcome which would, individually or in the aggregate, have a materially adverse affect on the condition (financial or otherwise), assets, liabilities, business or operations of Buyer (a “Buyer Material Adverse Effect”), nor is there any judgment, decree, injunction, rule or order of any governmental entity outstanding against Buyer or any subsidiary of Buyer having or which would have, individually or in the aggregate, a Buyer Material Adverse Effect. There are no material judgments, decrees, stipulations or orders against Buyer or the Buyer subsidiaries or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

4.10 Taxes. Except as disclosed on Buyer’s Financial Statements or in the Buyer Disclosure Letter, (i) All tax returns required to be filed by or on behalf of Buyer or Buyer subsidiaries have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such tax returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such tax returns were true, complete and correct in all material respects; (ii) all taxes due and payable by or on behalf of Buyer or the Buyer subsidiaries have been fully and timely paid, except to the extent adequately reserved therefor in accordance with GAAP and/or applicable regulatory accounting principles or banking regulations consistently applied in the Buyer Financial Statements, and adequate reserves or accruals for taxes have been provided in the Buyer Financial Statements with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which taxes are not yet due and owing; and (iii) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of Buyer, or any of the Buyer subsidiaries.

4.11 Compliance with Charter Provisions and Laws and Regulations.

(a) Neither Buyer nor any of the Buyer subsidiaries is in default under or in breach or violation of (i) any provision its Certificate of Incorporation or Articles of Association, as amended, or Bylaws, as amended, or (ii) any law, ordinance, rule or regulation promulgated by any governmental entity, except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a Buyer Material Adverse Effect. Except for routine examinations by federal or state governmental entities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits, to the best knowledge of Buyer, no investigation by any governmental entity with respect to Buyer or any of the Buyer subsidiaries is pending or threatened, other than, in each case, those the outcome of which, individually or in the aggregate, would not have a Buyer Material Adverse Effect.

(b)(i) To Buyer’s knowledge, each of Buyer and the Buyer subsidiaries is in compliance with all applicable environmental regulations; (ii) except as set forth in the Buyer Disclosure Letter, there are no tanks on or about Buyer property; and (iii) there are no hazardous materials on, below or above the surface of, or migrating to or from Buyer property; and (iv) as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any governmental entity pending against Buyer or the Buyer subsidiaries and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Buyer property relating to the foregoing representations (i) to (iii), in each case the noncompliance with which, or the presence of which would have a Buyer Material Adverse Effect.

4.12 Employees. There are no controversies pending or, to the best of Buyer’s knowledge, threatened between either Buyer or the Buyer subsidiaries and any of their respective employees that could reasonably be expected to have a Buyer Material Adverse Effect. Neither Buyer nor any of the Buyer subsidiaries is a party to any collective bargaining agreement with respect to any of their respective employees or any labor organization to which their respective employees or any labor organization to which their respective employees or any of them belong.

4.13 Certain Material Changes. Except as specifically required, permitted or effected by this Agreement, or as disclosed in or contemplated the Buyer SEC Documents, since March 31, 2007, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated);

(a) Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business, of Buyer or the Buyer subsidiaries or any other event or development that has had, individually or in the aggregate, a Buyer Material Adverse Effect;

(b) Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had Buyer Material Adverse Effect;

(c) Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had a Buyer Material Adverse Effect;

(d) Any disposition by Buyer or the Buyer subsidiaries of an asset the lack of which has had a Buyer Material Adverse Effect.

4.14 Licenses and Permits. Each of Buyer and the Buyer subsidiaries has all material licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect in all material respects. The respective properties, assets, operations and businesses of Buyer and the buyer subsidiaries are and have been maintained and conducted, in all material respects, in compliance with all such applicable licenses and permits. To the knowledge of Buyer, no proceeding is pending or threatened by any governmental entity which seeks to revoke or limit any such licenses or permits.

4.15 Undisclosed Liabilities. Except for liabilities or obligations which do not individually or in the aggregate have a Buyer Material Adverse Effect or which are set forth in the Buyer Disclosure Letter, neither Buyer nor the Buyer subsidiaries has any liabilities or obligations, either accrued or contingent, that: (a) are not reflected or disclosed in the Financial Statements of Buyer; (b) if incurred subsequent to March 31, 2007 were incurred other than in the ordinary course of business consistent with past practices.

4.16 Community Reinvestment Act. Bank has received a rating of “satisfactory” in its most recent examination or interim review with respect to the Community Reinvestment Act. Bank has not been advised of any material supervisory concerns regarding Bank’s compliance with the Community Reinvestment Act.

4.17 Disclosure Documents. None of the information supplied or to be supplied by Buyer in writing (“Buyer Supplied Information”) for inclusion in any documents to be filed with the SEC or any other governmental entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, with respect to the Buyer Supplied Information, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V

Additional Covenants and Agreements

5.1 Cooperation. Subject to the terms and conditions of this Agreement, the parties hereto will use commercially reasonable efforts to cooperate with each other in taking any actions, including actions to obtain the required consent of any governmental entity or any third party necessary or helpful to accomplish the transactions contemplated by this Agreement.

5.2 Non-Competition, Non-Solicitation and Confidentiality.

(a) For two (2) years following the Closing Date, Seller will not, directly or indirectly through or by assisting another person or entity, compete with Buyer within the Business Territory (defined below) in any manner or capacity, including, without limitation, as a proprietor, principal, agent, partner, officer, director, shareholder, or holder of any other financial interest, employee, member of any association, consultant or otherwise. “Business Territory” means the issuance of open system stored value cards to individuals anywhere in the United States of America, other than customers of any branch of Seller in the ordinary course of business.

(b) For two (2) years following the Closing Date, Seller also agrees that it will not (i) solicit for hire or hire any of Buyer’s employees or (ii) solicit or contact any of the customers of Buyer, whether or not such customers had a relationship with Seller prior to the Closing to (A) become a customer of any other person engaged in any business activity that competes with the Business, (B) cease doing business with Buyer or (C) otherwise interfere with the relationship of Buyer with any such customer.

(c) For two (2) years following the Closing Date, Seller also agrees that it will refrain from, and shall cause those of its employees who have performed services to the Business who are not employed by Buyer as of the Closing Date to refrain from, disclosing (unless compelled by judicial or administrative process or otherwise required by law) or using any confidential or secret information relating to the Business or the Assets.

(d) The parties hereby agree that all restrictions and agreements contained in this Section 5.2 are necessary and fundamental to the protection of the Business and any objections or reservations to such restrictions or agreements are hereby waived. Seller hereby agrees that the remedy at law for any breach of this Agreement will be inadequate, and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, the parties agree that upon any breach of this Section 5.2, Buyer shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened further breach. Nothing in this Agreement shall be deemed to limit Buyer’s remedies at law or in equity for any breach by Seller of any of the provisions of this Agreement that may be pursued by or made available to Buyer.

5.3 Accounts Receivable/Collections. From and after the Closing, Buyer will remit to Seller all accounts receivable received for services rendered up to the Closing Date. Seller shall promptly (but no later than thirty days upon receipt) pay all amounts owed as accounts payable as of the Closing Date.

5.4 Assignment of Intellectual Property. At or after the Closing Date, Seller will cooperate with any and all filings that are necessary to transfer the Intellectual Property to Buyer, including any filings required to be made with the U.S. Patent and Trademark Office.

5.5 Lease Assignment. Upon obtaining the consent of landlords to assign the Leases, Seller agrees to assign the Leases in their entirety to Buyer and Buyer agrees to assume all of Seller’s obligations under the Leases. Seller and Buyer will memorialize the foregoing by executing at the Closing the Assignment and Assumption of Leases substantially in the form attached hereto as Exhibit B. Buyer agrees to sublease to Seller all of the first floor of the property subject to the Building Lease on the same terms and conditions, pro rata, as provided in such Lease.

5.6 Business Relationships. Seller shall not take any action the intent of which is to diminish the value of the Assets after the Closing or interfere with the ownership, lease or use of the Assets by Buyer following the Closing, including disparaging the name or business of Buyer.

5.7 Waiver of Employment Restrictions. Immediately after the Closing, Seller agrees to forever and completely waive any and all restrictive covenants related to Seller’s current and former employees in any employment agreements, confidentiality agreements, noncompetition agreements, handbooks or related documents which may restrict such employees’ ability to be employed by Buyer.

5.8 Covenants Relating to the Conduct of Business. Except for matters permitted or contemplated by this Agreement, from the date of this Agreement to the Closing Date, Seller agrees to conduct the Business in the usual, regular and ordinary course in substantially the same manner as previously conducted and to use commercially reasonable efforts to keep available the services of the employees employed in connection with the Business and keep its relationships with program managers, customers, suppliers, licensors, licensees, distributors and others having business dealings with the Business to the end that its goodwill and ongoing business shall be unimpaired at the Closing Date. In addition, and without limiting the generality of the foregoing, except for matters permitted or contemplated by this Agreement, from the date of this Agreement to the Closing Date, the Seller agrees that it shall not undertake any of the following actions with respect to the Business without the prior written consent of the Buyer:

(a) acquire or agree to acquire or lease any assets for use in connection with the Business that are material, individually or in the aggregate, to the Business, except purchases in the ordinary course of business consistent with past practice;

(b) grant to any employee any increase in compensation, bonus or severance, other than in the ordinary course of business in reasonable amounts consistent with past practice;

(c) make any change in accounting methods, elections concerning taxes or tax returns, principles or practices affecting the reported combined consolidated assets, liabilities or results of operations of the Business (including the Assets);

(d) sell, lease, sublease, assign, license, pledge, terminate or otherwise dispose of or subject to any Lien any properties or assets of the Business (including, without limitation, the Assets);

(e) amend, terminate, or cause a default under any Assumed Contract;

(f)(i) waive any claims or rights related to the Business and included in the Assets or (ii) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Seller is a party and relating to the Business or any of the products of the Business or the Assets;

(g) other than in the ordinary course of business, make or commit to make any capital expenditure;

(h) enter into any contracts related to the Intellectual Property;

(i) enter into any material agreement or any agreement restricting the Seller’s ability to conduct the Business;

(j) authorize any of, or commit or agree to take any of, the foregoing actions.

5.9 Regulatory Compliance and Conversion Matters.

(a) Not later than thirty (30) days from the date of this Agreement, Buyer shall prepare and file all applications, filings, notices or registrations required to obtain (i) state and federal regulatory approvals and (ii) any required licenses, memberships or authorization from Associations for the transactions or post closing activities contemplated by this Agreement. Buyer shall provide Seller with the non-confidential sections of all such applications and filings and shall provide to Seller copies of all non-confidential communications from regulatory authorities regarding such applications and filings. Seller will provide non-financial assistance to Buyer in obtaining approval of such applications, including, but not limited to, participating in meetings and conferences as reasonably necessary to satisfy regulatory agencies.

(b) Buyer’s subsidiary, the Bank, will timely perform, honor, and assume all contractual deposit agreements and/or relationships between Seller and Seller’s depositors with regard to the Deposit Accounts. All Deposit Accounts shall become deposit accounts of Bank of the same amount, terms, rate and maturity. Buyer and Seller shall make appropriate arrangements with each other to provide for settlement by Bank of checks, deposits, debits, returns, and other items that are presented to Seller after the Closing for the Deposit Accounts.

(c) After the Closing, the parties will cooperate in good faith with each other to promptly convert the Business’s data processing needs from the ITI Platform to a new platform owned and controlled exclusively by Buyer. Until such conversion can be completed, Seller will continue to provide such processing and other data services as the Business may require following Closing pursuant to an interim services agreement in the form set forth in Exhibit 5.9.

5.10 Right of Inspection; Access to Books and Personnel; Cooperation.

(a) Seller shall and shall cause each of Seller’s officers, directors, employees, internal and outside auditors and agents to afford to Buyer and Buyer’s officers, directors, employees, auditors, agents and lenders the right at any time prior to the Closing, on reasonable notice during normal business hours, access to Seller’s employees, auditors, agents, facilities, books and records as Buyer reasonably shall deem necessary or desirable and subject to such reasonable restrictions as Seller may request to maintain the confidentiality of this Agreement and the transactions contemplated hereby and shall furnish such financial and operating data and other information with respect to the Business as Buyer may reasonably require. Except as otherwise set forth herein, no such access, examination or review shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Seller set forth herein.

(b) Promptly following Closing, Seller will provide representatives of Buyer with assistance and access to data during normal business hours, including accounting and other books and records of Seller and appropriate personnel of Seller, and access to Seller’s internal and outside auditors, reasonably required by Buyer to enable Buyer to prepare: (i) an audited balance sheet and related statements of income and cash flows for the most recent fiscal year, or (ii) other financial statements. Seller agrees to authorize Buyer’s independent auditors access to the Seller’s working papers.

(c) Following the Closing, Buyer will provide representatives of Seller with assistance and access to data during normal business hours, including accounting and other books and records of the Business when it was owned by Seller, all as may be reasonably required by Seller to enable Seller to respond to any regulatory inquiry regarding Seller’s operation of the Business.

5.11 Notification of Material Events. Seller shall promptly notify Buyer in writing of any event following the date hereof of which Seller is or becomes aware that will or may reasonably be expected to have a Material Adverse Effect.

5.12 Supplemental Disclosures. Seller shall have the continuing obligation to supplement promptly and amend the Schedules as necessary or appropriate with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not, except as Buyer may otherwise agree in writing, be deemed to have cured any breach of any representation or warranty made in this Agreement. Notwithstanding the foregoing, if Buyer elects to proceed with the Closing, Buyer shall be deemed to have waived the right thereafter to assert any claim pursuant to Article VII hereunder with respect to any matter specifically and accurately disclosed by Seller in such supplemental or amended disclosure.

5.13 Exclusivity. Until the earlier to occur of (i) the termination of this Agreement in accordance with Article VIII or (ii) the Closing, (a) Seller shall not, and shall not permit or authorize any of Seller’s affiliates, directors, officers, employees, agents or advisors to, initiate, pursue or encourage (by way of furnishing information or otherwise) any inquiries or proposals, or enter into any discussions, negotiations or agreements (whether preliminary or definitive) with any person, contemplating or providing for any merger, acquisition, purchase or sale of stock or all or substantially all of the assets or any business combination or change in control of Seller or the Business, and (b) Seller shall deal exclusively with Buyer with respect to the sale of the Assets or the Business or assets and properties of Seller.

5.14 Delivery of Audited Financial Statements. Seller shall cause to be prepared and delivered to Buyer such audited and unaudited interim financial statements for the Business as may be necessary for Buyer to comply with its requirements to file financial statements of an acquired business with the SEC as set forth in Form 8-K or Regulation S-X (the “Financial Statements”), but excluding any pro forma financial statements so required. The fees and expenses of Seller’s independent registered public accounting firm in connection with the audit of the Financial Statements shall be borne by Buyer. The Financial Statements shall be prepared in accordance with GAAP, consistently applied during the periods covered thereby, fairly present in all material respects the financial condition and the results of operations of the Business for the periods covered thereby, and be in accordance with the books and records of Seller. As of the dates of the respective Financial Statements, Seller will have no debts, liabilities, Liens, claims or other obligations of any nature (whether accrued, absolute, contingent or otherwise) of the type which should be reflected in balance sheets (including the notes thereto), prepared in accordance with GAAP consistently applied, which were not disclosed, reflected or reserved against on the Financial Statements and, except for liabilities which have been incurred since the date of the most recent financial statements included in the Financial Statements in the ordinary course of business and not in breach of any covenant of this Agreement, Seller shall not have incurred any liability of any nature (whether accrued, absolute, contingent or otherwise) of the type which should be reflected on financial statements prepared in accordance with GAAP consistently applied in accordance with the Financial Statements.

5.15 Other Actions. The parties hereto shall not, and shall not permit any of their respective shareholders to, take any action that would, or that could reasonably be expected to, result in (a) any of the representations and warranties of such party set forth in the Agreement becoming untrue or inaccurate or (b) any condition set forth in Article VI not being satisfied.

ARTICLE VI

Closing Conditions and Documents

6.1 Conditions to Buyer’s Obligation to Close. Buyer’s obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) All representations and warranties of the Seller set forth in this Agreement shall be true and correct, in each case as of the date hereof and as of the Closing Date as though made as of the Closing Date, except to the extent such representations or warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date). Buyer shall have received a certificate of the Seller, signed by a duly authorized officer of Seller, to such effect.

(b) Seller shall have performed in all respects its obligations required to be performed under this Agreement on or prior to the Closing Date. Buyer shall have received a certificate of Seller, signed by a duly authorized officer of Seller, to such effect.

(c) Since the date of this Agreement, there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or could be expected to have a Material Adverse Effect, and no law shall have been enacted or promulgated, and no investigation, action, suit or proceeding shall have been threatened or instituted against Seller as of the Closing Date, which, in any such case, in the reasonable judgment of Buyer, challenges, or might result in a challenge to, the consummation of the transactions contemplated hereby, or which claims, or might give rise to a claim for, damages against Buyer as a result of the consummation of such transactions.

(d) All consents set forth on Schedule 6.3(g) shall have been obtained and be in full force and effect.

(e) Buyer shall have received all files related to the Deposit Accounts, the customers, and the program managers related to the Business.

(f) Within 30 days following the date of this Agreement, Buyer may terminate this Agreement if Buyer has not reached reasonably acceptable arrangements with the employees listed on Schedule 6.1(f) regarding their continued employment with the Business after the Closing. This condition shall be deemed waived if Buyer fails to give written notice of such termination to Seller within this 30-day period.

(g) Seller shall have performed in all material respects all obligations required to be performed by Seller under this Agreement at or prior to the Closing Date.

In the event that any of the conditions precedent set forth above have not been satisfied, Buyer shall notify Seller in writing indicating its election to (i) waive such condition precedent, (ii) terminate this Agreement pursuant to Section 8.1, or (iii) close the transactions contemplated by this Agreement, reserving its rights and remedies, without waiving such condition precedent.

6.2 Conditions to Seller’s Obligation to Close. Seller’s obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) All representations and warranties of the Buyer set forth in this Agreement shall be true and correct, in each case as of the date hereof and as of the Closing Date as though made as of the Closing Date, except to the extent such representations or warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date). Seller shall have received a certificate of the Buyer, signed by a duly authorized officer of Buyer, to such effect.

(b) Buyer shall have performed in all respects its obligations required to be performed by it under this Agreement on or prior to the Closing Date. Seller shall have received a certificate of Buyer, signed by a duly authorized officer of Buyer, to such effect.

6.3 Seller’s Deliveries. At the Closing, Seller shall execute and/or deliver to Buyer all of the following:

(a) immediately available funds in the amount required pursuant to Section 2.1(b)(ii)(A);

(b) an executed signature page to the Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as Exhibit A, naming Buyer or Buyer’s designee as Assignee;

(c) an executed signature page to the Assignment and Assumption of Lease in the form attached hereto as Exhibit B, naming Buyer or Buyer’s designee as Assignee;

(d) an executed signature page to the Registration Rights Agreement in the form attached hereto as Exhibit C;

(e) an executed signature page to the Escrow Agreement in the form attached hereto as Exhibit D;

(f) duly executed resolutions or meeting minutes of the board of directors and the shareholder of Seller approving the execution and delivery of this Agreement;

(g) the consents set forth on Schedule 6.3(g) hereof;

(h) a certificate to the effect that each of the conditions specified in Section 6.4 are satisfied in all respects; and

(i) such other documents or instruments, including opinions of counsel, as Buyer may reasonably request to effect the transactions contemplated hereby.

In addition, Seller shall deliver to the Escrow Agent the Escrow Amount.

6.4 Buyer’s Deliveries. At the Closing, Buyer shall execute and/or deliver all of the following:

(a) an executed signature page to the Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as Exhibit A;

(b) an executed signature page to the Assignment and Assumption of Lease in the form attached hereto as Exhibit B;

(c) an executed signature page to the Registration Rights Agreement in the form attached hereto as Exhibit C;

(d) an executed signature page to the Escrow Agreement in the form attached hereto as Exhibit D;

(e) certificate(s) for the Common Stock;

(f) a certificate to the effect that each of the conditions specified in Section 6.5 are satisfied in all respects; and

(g) such other documents or instruments, including opinions of counsel, as Seller may reasonably request to effect the transactions contemplated hereby.

ARTICLE VII

Indemnification

7.1 Seller’s Indemnification Covenants. Seller agrees to indemnify, hold harmless and defend Buyer from and against all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys’ fees sustained or incurred by Buyer to the extent resulting from or arising out of: (a) any breach of a representation or warranty in this Agreement (or any of the Exhibits hereto) made by Seller to Buyer; (b) the failure of Seller to comply with, or the breach by Seller of, any of the covenants in this Agreement (or any of the Exhibits hereto) to be performed by Seller; (c) Seller’s failure to honor, discharge, payor fulfill when due any Excluded Liabilities; (d) any claim that Buyer is liable for a commission to a broker, finder or similar person in connection with the transactions contemplated herein by reason of acts of Seller; (e) any claim arising out of the conduct of the Business prior to the Closing Date and (f) whether or not disclosed by Seller in this Agreement, any obligation or liability of Seller related to any actual or alleged violation or liability resulting from (i) any infringement upon any intellectual property rights of third parties as set forth in Schedule 3.9(c), or (ii) regulatory claims or penalties arising out of the matters set forth in the Memorandum (“Buyer Loss”). Notwithstanding the foregoing, Seller shall have no liability to Buyer for any Buyer Loss until the aggregate of all Buyer Losses (other than Buyer Losses relating to matters set forth in Section 3.7 (Tax Matters) exceeds $60,000 but once that threshold is reached, shall be liable for all Buyer Losses.

7.2 Buyer’s Indemnification Covenants. Buyer agrees to indemnify, hold harmless and defend Seller from and against all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys’ fees sustained or incurred by Seller or Shareholders to the extent resulting from or arising out of: (a) any breach of a representation or warranty in this Agreement (or any of the Exhibits hereto) made by Buyer; (b) the failure of Buyer to comply with, or the breach by Buyer of, any of the covenants in this Agreement (or any of the Exhibits hereto) to be performed by Buyer; (c) Buyer’s failure to honor, discharge, payor fulfill when due any Assumed Liabilities; and (d) any claim arising out of the conduct of the Business on or after the Closing Date (“Seller Loss”). Notwithstanding the foregoing, Buyer shall have no liability to Seller for any Seller Loss until the aggregate or with Seller Losses exceeds $60,000 but once that threshold is reached, shall be liable for all Seller Losses.

7.3 Effect of Investigation; Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties and covenants of Seller contained in this Agreement shall survive the Closing and continue until two years after the Closing Date except that the representations contained in (a) Section 3.1 (Organization), Section 3.2 (Authorization of Transaction), Section 3.5 (Title and Sufficiency of Assets), Section 3.7 (Tax Matters), Section 3.9 (Intellectual Property) and Section 7.l(c) shall survive until the termination of the statute of limitations applicable to the subject matter of such representations, warranties and covenants (each such time period an “Expiration Date”) and provided, further, that any claims which involve fraud or intentional misrepresentation shall survive the Closing indefinitely. Any claim for indemnification with respect to any of the foregoing matters which is not asserted by notice given as herein provided relating thereto within such specified period of survival may not be pursued and is hereby irrevocably waived after such time. Any claim for a Buyer or Seller Loss asserted on or before the Expiration Date will be timely made for purposes hereof. Any claim for a Buyer or Seller Loss not asserted prior to the Expiration Date will not be timely for purposes hereof.

7.4 Procedure for Indemnification.

(a) If any Person shall claim indemnification (the “Indemnified Party”) hereunder for any claim other than a third party claim, the Indemnified Party shall promptly give written notice to the other party from whom indemnification is sought (the “Indemnifying Party”) of the nature of the claim in detail and amount of the claim. If an Indemnified Party shall claim indemnification hereunder arising from any claim or demand of a third party (a “Third-party Claim”), the Indemnified Party shall promptly give written notice (a “Third-Party Notice”) to the Indemnifying Party of the basis for such claim or demand, setting forth the nature of the claim or demand in detail and the amount of the claim.

(b) In the event that an Indemnifying Party which receives notice of an indemnification claim contests its liability for such indemnification claim, such party shall send written notice to the Indemnified Party of its dispute of indemnification within 15 days thereof. If the parties are unable to resolve such dispute of indemnification within 60 days after the date of the notice of dispute, the Indemnified Party may bring an action against the Indemnifying Party to enforce such indemnification claim.

(c) The Indemnifying Party shall have the right to compromise or, if appropriate, defend at its own cost and through counsel of its own choosing, any claim or demand giving rise to any such claim for indemnification. In the event the Indemnifying Party undertakes to compromise or defend any such claim or demand, it shall promptly (and in any event, no later than 15 days after receipt of a Third-Party Notice) notify the Indemnified Party in writing of its intention to do so. The Indemnified Party shall fully cooperate with the Indemnifying Party and its counsel in the defense or compromise of such claim or demand. After the assumption of the defense by the Indemnifying Party, the Indemnified Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnifying Party, in connection with such defense, but the Indemnified Party may participate in such defense at its own expense. No settlement of a Third-Party Claim defended by the Indemnifying Party shall be made without the written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Indemnifying Party shall not, except with the written consent of the Indemnified Party, consent to the entry of a judgment or settlement of a Third-Party Claim which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of an unconditional release from all liability in respect of such Third-Party Claim.

7.5 Escrow.

(a) As provided for in Section 2.1(b), on the Closing Date, Buyer shall pay the Escrow Amount to the Escrow Agent. The Escrow Agent shall retain, invest and disburse such funds pursuant to the escrow agreement attached as Exhibit D hereto (the “Escrow Agreement”). Any interest or earnings on such funds shall be for the account of Seller.

(b) The Escrow Agreement shall provide that the funds retained pursuant thereto shall be applied to pay claims for Buyer Losses that have not been contested (“Uncontested Claims”) and claims for Buyer Losses that have been resolved in favor of Buyer (to the extent so resolved) pursuant to a court judgment or by agreement of Seller and Buyer (“Resolved Claims”) and to secure claims for the Buyer Losses as to which Buyer shall have notified Seller and the Escrow Agent and which are neither Uncontested Claims nor Resolved Claims (“Pending Claims”). Upon the expiration of six (6) months following the Closing Date, the Escrow Agent shall release to Seller an amount equal to all of the funds then held in the escrow account, less the aggregate amount of the then Pending Claims and shall continue thereafter to retain funds equal to the amount of the Pending Claims until directed otherwise by agreement of Buyer and Seller or by court order.

7.6 Bulk Sales. Notwithstanding anything herein to the contrary, Seller will indemnify and hold harmless Buyer from and against any and all Losses resulting from or arising out of any noncompliance or alleged noncompliance by Buyer or Seller with bulk sales laws.

7.7 Limitations. There shall be no monetary limitations on Buyer’s ability to make indemnification claims on Seller except that such claims shall not exceed the aggregate Purchase Price (inclusive of all third-party payments) of the Assets.

ARTICLE VIII

Termination, Extension and Waiver

8.1 Termination of Agreement. The parties may terminate this Agreement as provided below:

(a) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (i) if Seller has breached any representations, warranties or covenants contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of twenty (20) days after the notice of breach, (ii) if the necessary approvals, consents and waivers for the assignment and transfer to Buyer for the Assumed Contracts listed on Schedule 1.1(a) have not been obtained at or prior to the Closing, (iii) if the failure to have Licenses that are not transferable or are transferable but only with the consent of the government or a governmental agency and with respect to which the requisite consent is not received at or prior to the Closing would have a Material Adverse Effect, or (iv) if the Closing shall not have occurred on or before September 30, 2007, by reason of the failure of any condition under Section 6.1 hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty or covenant contained in this Agreement); and

(c) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (i) if Buyer has breached any representations, warranties or covenants contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of twenty (20) days after the notice of breach or (ii) if the Closing shall not have occurred on or before September 30, 2007, by reason of the failure of any condition under Section 6.2 hereof (unless the failure results primarily from Seller itself breaching any representation, warranty or covenant contained in this Agreement); provided, however, that the Closing deadline may be extended by Buyer to January 31, 2008 if Buyer is proceeding in good faith to obtain all necessary regulatory approvals, and satisfy all other Closing conditions, prior to January 31, 2008.

8.2 Effect of Termination. If any party terminates this Agreement pursuant to Section 8.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to the other party except that the obligations set forth in Article VII shall survive. Notwithstanding any other provision of this Agreement, no termination of this Agreement shall release any party of any liabilities or obligations arising hereunder for any pre-termination breaches hereof or misrepresentations made herein.

8.3 Extension; Waiver. At any time prior to the Closing Date, the parties may (a) extend the time for performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement, (c) waive compliance with any of the agreements of the other party contained in this Agreement or (d) waive any condition to such party’s obligation to effect and complete the Closing. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX

Miscellaneous

9.1 Expenses. Buyer and Seller shall each pay and bear its own expenses with respect to the transactions contemplated hereby. Seller shall pay all transfer taxes, sales taxes and other transfer fees which may be payable in connection with the transfer of the Assets contemplated by this Agreement.

9.2 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered in person, or on the next business day after being deposited with a nationally recognized overnight courier service addressed as hereinafter set forth or upon dispatch if sent by facsimile with telephonic confirmation of receipt from the intended recipient to the telecopy number hereinafter set forth:

If to Buyer:

The Bancorp, Inc.

405 Silverside Road

Wilmington, DE 19809

Attn: Frank Mastrangelo

Fax No.: 302-385-5194

with a copy to:

Ledgewood

1900 Market Street

Philadelphia, PA 19103

Attn: J. Baur Whittlesey

Fax No.: 215-735-8513

If to Seller:

c/o Marshall BankFirst Corporation

225 South Sixth Street

Suite 2900

Minneapolis, Minnesota 55402

Attn: General Counsel

Fax No.: (612) 376-1331

with a copy to:

Lindquist & Vennum P.L.L.P.

4200 IDS Center

80 South 8th Street

Minneapolis, Minnesota 55402

Attn: J. Kevin Costley

Fax No.: (612) 371-3207

and/or to such other respective addresses as may be designated by notice given in accordance with the provisions of this Section 9.2 except that any notice of change of address shall not be deemed given until actually received by the party to whom directed.

9.3 Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any other person other than the parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to either party hereto, nor shall any provision give any third party any right of subrogation or actions over or against either party hereto. This Agreement is not intended to and does not create any third-party beneficiary rights whatsoever.

9.4 Entire Agreement. This Agreement and the Schedules and Exhibits hereto and the ancillary documents executed in connection herewith constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

9.5 Non-Waiver. The failure in anyone or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

9.6 Modification. This Agreement may only be amended or modified in writing signed by the parties hereto.

9.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

9.8 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

9.9 Headings. The descriptive headings of the Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

9.10 Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial. All questions concerning the validity, operation, enforceability, interpretation, construction, and effect of this Agreement shall be governed by, and determined in accordance with the internal laws of the State of Delaware without regard to the conflicts of law provisions. Each party consents to the nonexclusive jurisdiction and venue of the state or federal courts located in the City of Wilmington, Delaware. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, (a) any objection that it may now or hereafter have to the laying of venue of any such legal proceeding in the state or federal courts located in the City of Wilmington, and (b) any right it may have to a trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Agreement and the transactions contemplated hereby.

9.11 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party; provided, however, Seller may assign its rights, or Buyer may assign its rights and obligations, hereunder to a wholly-owned subsidiary.

9.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of authorship of any of the provisions of this Agreement. The word “including” shall mean including without limitation.

9.13 Specific Performance. Each party acknowledges and agrees that the other party would be irreparably damaged in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a party shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such party may be entitled, at law or in equity.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this Purchase and Assumption Agreement as of the day and year first above written.

SELLER:

BANKFIRST

/s/ John G. Kimball
By: John G. Kimball
Its: President

BUYER:

THE BANCORP, INC.

/s/ Frank M. Wastrangelo
By: Frank M. Wastrangelo
Its: President, COO

EXHIBIT A

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT dated effective as of                     , 2007 (this “Agreement”), is made and entered into by and between BANKFIRST, a South Dakota state banking corporation (“Seller”), and THE BANCORP, INC., a Delaware corporation (“Buyer”), pursuant to that certain Purchase and Assumption Agreement between Buyer and Seller dated as of July     , 2007 (the “Purchase Agreement”). The capitalized terms used and not otherwise defined herein have the meanings set forth in the Account Purchase Agreement.

WHEREAS, Seller desires to sell and assign to Buyer and Buyer wishes to purchase and accept from Seller, in consideration of one dollar and Buyer’s assumption of the Assumed Liabilities and upon the terms and conditions set forth in the Purchase Agreement, all of Seller ‘s right, title, and interest in, to, and under the Assets.

NOW, THEREFORE, pursuant to the Purchase Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1. Sale and Assignment. Seller does hereby grant, convey, and assign without recourse to Buyer and its successors and assigns, the following Assets as of the date hereof, to have and to hold such Assets for its own use and benefit forever:

a.	all rights of Seller under the contracts, agreements, leases of real and personal property, commitments and other arrangements, whether oral or written set forth on Schedule 1(a);

b.	all rights of Seller in guaranties, reserve accounts, security deposits and other collateral posted by any person, including any program manager, in connection with the Business;

c.	all rights of Seller in funding accounts, settlement accounts and customer accounts related to the Business, including negative balances and advances to any customer;

d.	all rights of Seller in the Association BINs and ICAs listed on Schedule 1(d);

e.	to the extent owned by Seller, all inventory related to the Business, including, to the extent permissible by Association rules, cards and card agreements;

f.	all equipment, furniture, computer hardware and software, leasehold improvements, fixtures and other tangible personal property owned by Seller in connection with the Business as set forth on Schedule 1(f);

g.	all of Seller’s other intangible rights and property associated with the Business, including but not limited to, all trademarks, patents, copyrights, trade names (other than the names “BankFirst” and “Marshall”), other Intellectual Property used in or related to the Business, going concern value, goodwill, telephone numbers, facsimile numbers, all as set forth on Schedule 1(g);

h.	all books, records and other documents and information related to the Business, including all customer, prospect, program manager, broker and distributor lists, sales literature, price lists, quotes and bids, promotional programs, product catalogs and brochures, inventory records, product data, purchase orders and invoices, sales orders and sales order log books, commission records, customer information, personnel records (to the extent permitted by law) and correspondence and all personnel records and other records of Seller related to its employees to the extent their transfer is permitted by law;

i.	all pre-paid expenses and deposits made by Seller related to the Business;

j.	all governmental licenses, permits, approvals and other authorizations held by the Seller in connection with the Business, to the extent their transfer is permitted by law; and

k.	all right, title and interest of Seller in and to all warranties and guarantees given to, assigned to or benefiting Seller regarding the acquisition, construction, design, use, operation, management or maintenance of any of the Assets, to the extent such assignment is not prohibited by the terms of such warranty or guarantee.

2. Acceptance and Assumption. Buyer agrees to assume and to pay and discharge when due the following agreements, obligations and liabilities of Seller:

a.	all liabilities, obligations and commitments of Seller arising on and after the date hereof under the executory portion of any of the Assumed Contracts or under the Licenses (to the extent constituting Assets), but not including any liability or obligations for breach or violation thereof to the extent occurring at or prior to the Closing;

b.	all of Seller’s obligations relating to all demand, savings and certificate of deposit accounts attributable to the Business accruing or arising on and after the date hereof and all interest payable with respect to such deposit accounts as identified and listed in Schedule 2(b); and

c.	all other liabilities, obligations and commitments of Seller described on Schedule 2(c) hereto.

3. Benefit: Governing Law. This Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto and shall be governed by and construed and interpreted in accordance with the Purchase Agreement, the internal laws of the State of Delaware, without regard to principles of conflicts of laws, and applicable federal law.

4. Effect on Purchase Agreement. Nothing contained in this Agreement shall be deemed to supersede any of the obligations, agreements, covenants, representations or warranties of Seller or Buyer contained in the Purchase Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SELLER:

BANKFIRST

By:
Its:

BUYER:

THE BANCORP, INC.

By:
Its:

Schedule 1(a) – Assumed Contracts

See attached.

Schedule 1(d) – Association BINS and ICAs

See attached.

Schedule 1(f) – Personal Property

See attached.

Schedule 1(g) – Intangible Rights and Property

See attached.

Schedule 2(b) – Deposit Accounts

See attached.

Schedule 2(c) – Miscellaneous

See attached.

EXHIBIT B

ASSIGNMENT AND ASSUMPTION OF BUILDING LEASE

THIS ASSIGNMENT AND ASSUMPTION OF BUILDING LEASE (the “Agreement”) is effective as of                     , 2007, by and between BANKFIRST, a South Dakota banking association (“Assignor”) and The Bancorp, Inc., a Delaware banking corporation (“Assignee”).

WITNESSETH THAT:

Assignor, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration to it in hand paid by Assignee, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, assign, transfer and set over to Assignee, its successors and assigns, all of Assignor’s right, title, estate and interest, as tenant, in and to that certain Building Lease between Marshall Bankfirst Corp., a Minnesota corporation, whose interest as landlord was assigned to Heineman Properties SPE, LLC, a South Dakota limited liability company, and Assignor, as tenant, dated December 1, 2006 (the “Lease”).

From and after the date hereof, Assignee assumes and shall be responsible for and perform all of the obligations of the tenant accruing subsequent to the date hereof under the Lease. Assignee shall indemnify, defend and hold Assignor harmless from any and all damages, costs, attorneys’ fees, expenses, obligations, losses, penalties, liabilities and claims arising out of the failure of Assignee to perform its obligations under the Lease accruing after the date hereof, and to defend Assignor in respect to any of said obligations or Assignee’s default in connection therewith.

Assignor shall indemnify, defend and hold Assignee harmless from any and all damages, costs, attorneys’ fees, expenses, obligations, losses, penalties, liabilities and claims arising out of any failure by Assignor to perform its obligations under the Lease accruing prior to the date hereof, and to defend Assignee in respect to any of said obligations or Assignor’s default in connection therewith.

This Agreement and each and every part hereof shall be binding upon and inure to the benefit of Assignor, Assignee, and their respective successors and assigns.

This Agreement is made and delivered and in all respects shall be governed by the law of the State of South Dakota.

IN AGREEMENT, Assignor and Assignee have caused this Agreement to be executed effective as of the day and year first above written.

ASSIGNOR:

BANKFIRST

By:
Its:

ASSIGNEE:

The Bancorp, Inc.

By
Its:

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of                  , 2007 (this “Agreement”), is made by and among The Bancorp, Inc., a Delaware corporation (the “Company”), and BankFirst, a South Dakota banking corporation.

RECITALS:

A. In connection with the Purchase and Assumption Agreement dated as of                  , 2007 (the “Purchase Agreement”) by and between BankFirst and the Company, the Company has upon the terms and subject to the conditions of the Purchase Agreement, issued and sold to BankFirst [            ] shares of common stock (         par value) of the Company (the “Common Shares”).

B. As part of the issuance of the Common Shares, and to induce BankFirst to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws with respect to the Common Shares.

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and BankFirst hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used and not otherwise defined herein have the respective meanings given them set forth in the Purchase Agreement. In addition, as used in this Agreement, the following terms have the following meanings:

1.1 “Common Shares” means the [            ] shares of Common Stock issued to BankFirst pursuant to the Purchase Agreement.

1.2 “Assignees” means any transferees or assignees of BankFirst who agree to become bound by the provisions of this Agreement in accordance with Article IX hereof.

1.3 “Registrable Securities” means the Common Shares (without regard to any limitations on conversion or exercise) and any shares of capital stock issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to the Common Shares.

1.4 “Registration Period” means the period between the date of this Agreement and the earlier of (i) the date on which all of the Registrable Securities have been sold and no further Registrable Securities may be issued in the future, or (ii) the date on which all the Registrable Securities may be immediately sold without registration and without restriction (including without limitation as to volume by each holder thereof) as to the number of Registrable Securities to be sold, pursuant to Rule 144 or otherwise.

1.5 “Registration Statement” means a Registration Statement of the Company filed under the Securities Act.

1.6 The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

1.7 “Rule 415” means Rule 415 under the Securities Act, or any successor Rule providing for offering securities on a continuous basis, and applicable rules and regulations thereunder.

ARTICLE II

REGISTRATION

2.1 Mandatory Registration.

(a) The Company will file with the SEC a Registration Statement on Form S-3 registering the Registrable Securities and no other securities for resale within 180 days after the closing date as defined in the Purchase Agreement. If Form S-3 is not available at the time the Company is required to file a Registration Statement under this Section 2.1(a), then the Company will file a Registration Statement on such form as is then available to effect a registration of the Registrable Securities within such 180-day period.

(b) To the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), the Registration Statement filed pursuant to Section 2.1(a) shall include the Registrable Securities required to be covered under the applicable provision of Section 2.1(a) and such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

2.2 Effectiveness of the Registration Statement.

(a) The Company will use its best efforts to cause the Registration Statement contemplated by Section 2.1 to be declared effective by the SEC as soon as practicable after filing, and in any event no later than the 270thth day after the closing date of the Purchase Agreement (the “Required Effective Date”).

(b) The Company’s best efforts will include, but not be limited to, promptly responding to all comments received from the staff of the SEC. If the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then the Company will cause the Registration Statement to become effective within five business days after such SEC notification.

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(c) Once the Registration Statement is declared effective by the SEC, the Company will use its best efforts to cause the Registration Statement to remain effective throughout the Registration Period, except as permitted under Section 3.1.

2.3 Intentionally omitted.

2.4 Intentionally omitted.

2.5 Piggyback Registrations.

(a) If, at any time prior to the expiration of the Registration Period, a Registration Statement is not effective with respect to all of the Registrable Securities and the Company decides to register any of its securities for its own account or for the account of others, then the Company will promptly give BankFirst written notice thereof and will use its best efforts to include in such registration all or any part of the Registrable Securities requested by BankFirst to be included therein (excluding any Registrable Securities previously included in a Registration Statement). This requirement does not apply to Company registrations on Form S-4 or S-8 or their equivalents relating to equity securities to be issued solely in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans. BankFirst must give its request for registration under this paragraph to the Company in writing within 15 days after receipt from the Company of notice of such pending registration. If the registration for which the Company gives notice is a public offering involving an underwriting, the Company will so advise BankFirst as part of the above-described written notice. In that event, if the managing underwriter(s) of the public offering impose a limitation (which may be a complete exclusion) on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)’ judgment, such limitation would be necessary to effect an orderly public distribution or reduce the number of securities which could be sold by the Company, then the Company will be obligated to include only such limited portion, if any, of the Registrable Securities with respect to which BankFirst have requested inclusion hereunder. Any exclusion of Registrable Securities will be made pro rata among all holders of the Company’s securities seeking to include shares of Common Stock in proportion to the number of shares of Common Stock sought to be included by those holders. However, the Company will not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such Registration Statement or are not entitled pro rata inclusion with the Registrable Securities. If BankFirst or other person does not agree to the terms of such underwriting or otherwise fails to comply with the terms of this Agreement, BankFirst or other person shall be excluded therefrom upon written notice from the Company or underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(b) No right to registration of Registrable Securities under this Section 2.5 limits in any way the registration required under Section 2.1 above. The obligations of the Company under this Section 2.5 expire upon the earliest of (i) the effectiveness of the Registration Statement filed pursuant to Section 2.1 above with respect to the Registrable Securities or the respective portion thereof, (ii) after the Company has afforded the opportunity

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for BankFirst to exercise registration rights under this Section 2.5 for two registrations (provided, however, that if BankFirst has had any Registrable Securities excluded from any Registration Statement in accordance with this Section 2.5, BankFirst may, subject to this paragraph (b), include in any additional Registration Statement filed by the Company the Registrable Securities so excluded), or (iii) expiration of the Registration Period.

(c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.5 prior to the effectiveness of such registration whether or not BankFirst has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company.

2.6 Eligibility to use Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the resale by BankFirst of the Registrable Securities that are referred to in Section 2.1(a). The Company will file all reports required to be filed by the Company with the SEC in a timely manner so as to preserve its eligibility for the use of Form S-3.

ARTICLE III

ADDITIONAL OBLIGATIONS OF THE COMPANY

3.1 Continued Effectiveness of Registration Statement. The Company will use its best efforts to keep the Registration Statement covering the Registrable Securities effective under Rule 415 at all times during the Registration Period. The Company will file any necessary amendment to the Registration Statement as soon as practicable, but in no event later than 20 business days after the necessity therefor arises. The Company will use its best efforts to cause such amendment to become effective as soon as is practicable after the filing thereof, but in no event later than 90 days after the date on which the Company reasonably first determines (or reasonably should have determined) the need therefor.

3.2 Accuracy of Registration Statement. Any Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company covering Registrable Securities will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company will promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to permit sales pursuant to the Registration Statement at all times during the Registration Period, and, during such period, will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the termination of the Registration Period, or if earlier, until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

3.3 Furnishing Documentation. The Company will furnish to BankFirst whose Registrable Securities are included in a Registration Statement, and to its legal counsel,

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(a) promptly after each document is prepared and publicly distributed and filed with the SEC, one copy of any Registration Statement filed pursuant to this Agreement and any amendments thereto, each preliminary prospectus and final prospectus and each amendment or supplement thereto; and, in the case of a Registration Statement filed under Section 2.1 or 2.5 above, each letter written by or on behalf of the Company to the SEC and each item of correspondence from, or order issued by, the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any item thereof which contains information for which the Company has sought confidential treatment); and (b) a number of copies of a prospectus, including a preliminary prospectus (if any), and all amendments and supplements thereto, and such other documents as BankFirst may reasonably request in order to facilitate the disposition of the Registrable Securities owned by BankFirst. The Company will promptly notify by facsimile BankFirst of the effectiveness of the Registration Statement and any post-effective amendment.

3.4 Additional Obligations. The Company will use its best efforts to (a) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as BankFirst reasonably requests to the extent that registration under the laws of such jurisdiction is required, (b) prepare and file in those jurisdictions any amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain their effectiveness during the Registration Period, (c) take any other actions necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take any other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions. Notwithstanding the foregoing, the Company is not required, in connection such obligations, to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause material expense or burden to the Company, or (v) make any change in its charter or bylaws.

3.5 Underwritten Offerings. If BankFirst selects underwriters reasonably acceptable to the Company for an underwritten offering of Registrable Securities, the Company will enter into and perform its obligations under an underwriting agreement in usual and customary form including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering, but the Company will not be obligated to pay any fees or expenses of such underwriters related to the offering.

3.6 Suspension of Registration.

(a) The Company will notify (by telephone and also by facsimile and reputable overnight courier) BankFirst of the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will make such notification as promptly as practicable after the Company becomes aware of the event (but in no event will the Company disclose to BankFirst any of the facts or circumstances regarding the event), will promptly (but in

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no event more than ten business days) prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and will deliver a number of copies of such supplement or amendment to BankFirst. The Company will use its best efforts to keep the length of any such suspension to as short a period as is practicable given the then existing circumstances and may so defer or suspend the use of the Registration Statement no more than two times in any 18-month period, and provided, further, that, after deferring or suspending the use of the Registration Statement, the Company may not again defer or suspend the use of the Registration Statement until a period of thirty days has elapsed after resumption of the use of the Registration Statement. Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, if the use of the Registration Statement is suspended by the Company, the Company will promptly give notice of the suspension to BankFirst, and will promptly notify BankFirst as soon as the use of the Registration Statement may be resumed. Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, the Company will cause the Transfer Agent to deliver unlegended shares of Common Stock to a transferee of BankFirst in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which BankFirst has entered into a contract for sale prior to receipt of notice of such suspension and for which BankFirst has not yet settled unless, in the opinion of Company’s legal counsel, such delivery without legends would be in violation of applicable securities laws and/or otherwise subject the Company to liability.

(b) Subject to the Company’s rights under Section 3.1, the Company will use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, will use its best efforts to obtain the withdrawal of such order at the earliest possible time and will promptly notify BankFirst (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

3.7 Review by BankFirst. The Company will permit BankFirst’s legal counsel to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and will not file any document concerning BankFirst’s beneficial ownership of securities of the Company or BankFirst’s intended method of disposition of Registrable Securities as to which such counsel reasonably objects based upon the inaccuracy or incompleteness of such information, unless such counsel fails to notify the Company of his or her objection within 3 business days after receipt of the proposed Registration Statement, and unless otherwise required by law in the opinion of the Company’s counsel. The sections of any such Registration Statement including information with respect to BankFirst, BankFirst’s beneficial ownership of securities of the Company or BankFirst’s intended method of disposition of Registrable Securities must conform to the information provided to the Company by BankFirst.

3.8 Information. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in a form complying with the provisions of Rule 158 under the Securities Act) covering a 12-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement.

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3.9 Comfort Letter; Legal Opinion. If BankFirst requests an underwritten offering in accordance with Section 3.5 above, then, at the request of the underwriters for the offering, on the date that Registrable Securities are delivered to the underwriters for sale in connection with the Registration Statement, the Company will furnish to BankFirst and the underwriters (i) a letter, dated such date, from the Company’s independent registered public accounting firm, in form and substance as is customarily given by independent registered public accounting firms to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of the Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and BankFirst.

3.10 Due Diligence; Confidentiality.

(a) The Company will make available for inspection by BankFirst, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney or accountant retained by BankFirst or such underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as each Inspector reasonably deems necessary to enable the Inspector to exercise its due diligence responsibility in connection with or related to the contemplated offering. The Company will cause its officers, directors and employees to supply all information that any Inspector may reasonably request for purposes of performing such due diligence.

(b) Each Inspector will hold in confidence, and will not make any disclosure (except to BankFirst) of, any Records or other information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Inspector), (iv) the Records or other information was developed independently by an Inspector without breach of this Agreement, (v) the information was known to the Inspector before receipt of such information from the Company and is not subject to any confidentiality restrictions or agreements, or (vi) the information was disclosed to the Inspector by a third party not under an obligation of confidentiality. The Company is not required to disclose any confidential information in the Records to any Inspector unless and until such Inspector has entered into a confidentiality agreement (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3.10. BankFirst will, upon learning that disclosure of Records containing confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein will be deemed to limit BankFirst’s ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

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(c) The Company will hold in confidence, and will not make any disclosure of, information concerning BankFirst provided to the Company under this Agreement unless (i) disclosure of such information is necessary to comply with federal or state securities laws, or any exchange listing or similar rules and regulations, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, (v) the information was known to the Company before receipt of such information from BankFirst and is not subject to any confidentiality restrictions or agreements, or (vi) the information was disclosed to the Company by a third party not under an obligation of confidentiality or (vii) BankFirst consents to the form and content of any such disclosure. If the Company learns that disclosure of such information concerning BankFirst is sought in or by a court or governmental body of competent jurisdiction or through other means, the Company will give prompt notice to BankFirst prior to making such disclosure and allow BankFirst, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

3.11 Listing. The Company will (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national securities exchange, secure the designation and quotation of all of the Registrable Securities covered by each Registration Statement on Nasdaq and, without limiting the generality of the foregoing, arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities.

3.12 Transfer Agent; Registrar. The Company will provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

3.13 Share Certificates. The Company will cooperate with BankFirst and with the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered and sold pursuant to a Registration Statement and will enable such certificates to be in such denominations or amounts as the case may be, and registered in such names as BankFirst or the managing underwriter(s), if any, may reasonably request.

3.14 Plan of Distribution. Subject to Section 3.17 hereof, at the request of BankFirst, the Company will promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement, and the prospectus used in connection with the Registration Statement, as may be necessary in order to change the plan of distribution set forth in such Registration Statement. The Company shall be required to prepare and file no more than two such amendments or supplements in any twelve month period.

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3.15 Securities Laws Compliance. The Company will comply with all applicable laws related to any Registration Statement relating to the sale of Registrable Securities and to offering and sale of securities and with all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC).

3.16 Further Assurances. The Company will take all other reasonable actions as BankFirst or the underwriters, if any, may reasonably request to expedite and facilitate disposition by BankFirst of the Registrable Securities pursuant to the Registration Statement.

3.17 No Additional Selling Stockholders. The Company will not, and will not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under Section 2.1 hereof, or any amendment or supplement thereto under Section 3.2 hereof, without the consent of all of the holders of the Registrable Securities.

ARTICLE IV

OBLIGATIONS OF BANKFIRST

4.1 BankFirst Information. As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of BankFirst, BankFirst will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities. At least 10 business days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify BankFirst of the information the Company requires from BankFirst if BankFirst elects to have any of its Registrable Securities included in the Registration Statement. If, within three business days prior to the filing date, the Company has not received the requested information from BankFirst, then the Company may file the Registration Statement without including Registrable Securities of BankFirst. Any and all information provided by BankFirst pursuant to this Section 4.1 shall be true, accurate, correct and complete in all material respects.

4.2 Further Assurances. BankFirst will cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of a Registration Statement pursuant to Section 2.1 hereof, and unless BankFirst has notified the Company in writing of BankFirst’s election to exclude all of BankFirst’s Registrable Securities therefrom, any Registration Statement pursuant to Section 2.5 hereof.

4.3 Suspension of Sales. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.6, BankFirst will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until (i) it receives copies of a supplemented or amended prospectus contemplated by Section 3.6 or (ii) the Company advises BankFirst that a suspension of sales under Section 3.6 has terminated. If so directed by the Company, BankFirst will deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in BankFirst’s possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

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4.4 Underwritten Offerings.

(a) If BankFirst determines to engage the services of an underwriter, BankFirst will enter into and perform obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering, and will take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

(b) Without limiting BankFirst’s rights under Section 2.1 hereof, BankFirst may not participate in any underwritten distribution hereunder unless BankFirst (a) agrees to sell Registrable Securities on the basis provided in any underwriting arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (c) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting, and legal expenses of the underwriter, applicable with respect to its Registrable Securities, in each case to the extent not payable by the Company under the terms of this Agreement.

ARTICLE V

EXPENSES OF REGISTRATION

The Company will bear all reasonable expenses, other than underwriting discounts and commissions and the expenses of the underwriters, incurred in connection with registrations, filings or qualifications pursuant to Articles II and III of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of BankFirst’s legal counsel not to exceed $30,000.

ARTICLE VI

INDEMNIFICATION

In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

6.1 To the extent permitted by law, the Company will indemnify and hold harmless BankFirst, any underwriter (as defined in the Securities Act) for BankFirst, any directors, officers or advisors of BankFirst or such underwriter and any person who controls BankFirst or such underwriter within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”) against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, “Claims”) to which any of them become subject under the Securities Act, the Exchange Act or otherwise,

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insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations in a Registration Statement filed pursuant to this Agreement, any post-effective amendment thereof or any prospectus included therein: (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in the prospectus (as it may be amended or supplemented) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law, including without limitation any state securities law or any rule or regulation thereunder (the matters in the foregoing clauses (a) through (c) being, collectively, “Violations”). Subject to the restrictions set forth in Section 6.3, the Company will reimburse BankFirst and each such underwriter or controlling person and each such other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1 (i) does not apply to Claims arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by an Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3.3 hereof; and (ii) does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of the Company, which consent will not be unreasonably withheld. This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and will survive the transfer of the Registrable Securities by BankFirst under Article IX of this Agreement.

6.2 In connection with any Registration Statement in which BankFirst is participating, BankFirst will indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6.1 above, the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and any other shareholder selling securities pursuant to the Registration Statement and any of its directors and officers and any person who controls such shareholder within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Person”) against any Claim to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by BankFirst expressly for use in connection with such Registration Statement. Subject to the restrictions set forth in Section 6.3, BankFirst will promptly reimburse the Company and each such other Indemnified Person, any legal or other expenses (promptly as such expenses are incurred and due and payable) reasonably incurred by them in connection with investigating or defending any such Claim. However, the indemnity agreement contained in this Section 6.2 does not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written

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consent of BankFirst, which consent will not be unreasonably withheld, and BankFirst will not be liable under this Agreement (including this Section 6.2 and Article VII) for the amount of any Claim that exceeds the net proceeds actually received by BankFirst as a result of the sale of Registrable Securities pursuant to such Registration Statement. This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Person and will survive the transfer of the Registrable Securities by BankFirst under Article IX of this Agreement.

6.3 Promptly after receipt by an Indemnified Person under this Article VI of notice of the commencement of any action (including any governmental action), such Indemnified Person will, if a Claim in respect thereof is to be made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party may participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the Indemnified Person. In that case, the indemnifying party will diligently pursue such defense. After such notice from the indemnifying party, the indemnifying party will not be liable to the Indemnified Person under this Article VI for any legal expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as set forth in the next sentence. If, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Person and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action including the Indemnified Person, and such Indemnified Person reasonably determines that there may be legal defenses available to such Indemnified Person that are different from or in addition to those available to the indemnifying party, then the Indemnified Person is entitled to assume such defense and may retain its own counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party (subject to the restrictions on settlement under Section 6.1 or Section 6.2, as applicable). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action does not relieve an indemnifying party of any liability to an Indemnified Person under this Article VI, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification expenses an indemnifying party is required to pay by this Article VI will be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable. Each Indemnified Person shall furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request in writing and shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

ARTICLE VII

CONTRIBUTION

To the extent that any indemnification provided for herein is prohibited or limited by law, the indemnifying party will make the maximum contribution with respect to any amounts for which it would otherwise be liable under Article VI to the fullest extent permitted by law.

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However, (a) no contribution will be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Article VI, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (c) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities will be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

ARTICLE VIII

EXCHANGE ACT REPORTING

In order to make available to BankFirst the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit BankFirst to sell securities of the Company to the public without registration, the Company will use best efforts to:

(a) File with the SEC in a timely manner, and make and keep available, all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements during the period of time that the filing and availability of such reports and other documents is required in order to permit BankFirst to use the applicable provisions of Rule 144; and

(b) Furnish to BankFirst upon requests, so long as BankFirst holds Registrable Securities, promptly upon BankFirst’s request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) unless otherwise available at no charge by access electronically to the SEC’s EDGAR filing system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC and (iii) such other information as may be reasonably requested to permit BankFirst to sell such securities pursuant to Rule 144 without registration.

ARTICLE IX

ASSIGNMENT OF REGISTRATION RIGHTS

The rights of BankFirst hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, will be automatically assigned by BankFirst to transferees or assignees of all or any portion of the Registrable Securities, but only if (a) the Assignee agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (c) after such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained

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herein, (e) such transfer is made in accordance with any applicable requirements of the Purchase Agreement, and (f) the transferee is an “accredited investor” as that term is defined in Rule 501 of Regulation D. Any transferee or assignee of BankFirst under this Article IX shall be deemed an “Assignee” for all purposes of this Agreement, and shall be entitled to all rights of, and subject to all obligations (including indemnification obligations) of, BankFirst hereunder.

ARTICLE X

AMENDMENT OF REGISTRATION RIGHTS

This Agreement may be amended and the obligations hereunder may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and BankFirst. Any amendment or waiver effected in accordance with this Article X is binding upon each future holder of all such Registrable Securities and the Company.

ARTICLE XI

MISCELLANEOUS

11.1 Conflicting Instructions. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company will act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

11.2 Notices. Any notices required or permitted to be given under the terms of this Agreement will be given and deemed received as set forth in the Purchase Agreement.

11.3 Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, does not operate as a waiver thereof.

11.4 Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of Delaware with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

11.5 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

11.6 Entire Agreement. This Agreement and the Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties

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or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

11.7 Successors and Assigns. Subject to the requirements of Article IX hereof, this Agreement inures to the benefit of and is binding upon the successors and assigns of each of the parties hereto. Notwithstanding anything to the contrary herein, including, without limitation, Article IX, the rights of BankFirst hereunder are assignable to and exercisable by an affiliate of BankFirst, and a bona fide pledgee of the Registrable Securities in connection with BankFirst’s margin or brokerage accounts upon transfer of the Registrable Securities to the pledgee without violation of the registration requirements of the Securities Act.

11.8 Use of Pronouns. All pronouns refer to the masculine, feminine or neuter, singular or plural, as the context may require.

11.9 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission, and facsimile signatures are binding on the parties hereto.

11.11 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.12 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

11.13 No Third-Party Beneficiaries. Other than as specifically provided herein, this Agreement is intended to inure to the benefit of the parties hereto only, and no other party shall have any rights, express or implied, by reason of this Agreement.

11.14 Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action required or permitted hereby shall be a Saturday, Sunday, a nationally recognized holiday, or a state holiday in the State of Delaware, then such action may be taken on the next succeeding business day.

[signature pages follow]

15

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

THE BANCORP, INC

By:
Name:
Title:

BANKFIRST

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT D

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”) is made as of this      day of July, 2007, by and among BankFirst, a South Dakota banking corporation (“Seller”), and The Bancorp, Inc., a Delaware corporation (“Buyer”), and Marshall & Ilsley Trust Company N.A., a national association (“Escrow Agent”).

RECITALS

WHEREAS, the Seller and the Buyer have entered into a Purchase and Assumption Agreement (“Agreement”) for the purchase of certain assets and assumption of certain liabilities by Buyer of Seller’s “Stored Value Solutions” business (the “Business”) dated as of the date hereof (the “Agreement”);

WHEREAS, pursuant to Section 2.1(a) of the Agreement, Buyer is required to deposit the sum of $1,000,000 (the “Earnest Money Deposit”), by check or wire transfer of immediately available funds, with the Escrow Agent; and

WHEREAS, pursuant to Section 7.5 of the Agreement, the Seller and Buyer have agreed to withhold a portion of the Purchase Price in the amount of $2,000,000.00 (together with any interest earned thereon following deposit, the “Escrow Amount”) to be deposited, by check or wire transfer of immediately available funds, with the Escrow’s Agent; and

WHEREAS, the Earnest Money Deposit and the Escrow Amount shall be held by the Escrow Agent in accordance with the terms and conditions contained in this Escrow Agreement; and

WHEREAS, the parties are entering into this Escrow Agreement so as to set forth the terms and conditions regarding the Escrow Agent’s holding of the Earnest Money Deposit and the Escrow Amount.

NOW, THEREFORE, the Seller, the Buyer and the Escrow Agent hereby agree as follows:

1.1 Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

1.2 Buyer has delivered to the Escrow Agent the Earnest Money Deposit. Receipt of the Earnest Money Deposit is hereby acknowledged. The Earnest Money Deposit shall be held by the Escrow Agent in a segregated, interest-bearing account, and shall be disbursed, as follows:

(a)	The Account.

(i) Buyer and Seller hereby authorize Escrow Agent to invest the Earnest Money Deposit in the Marshall Prime Money Market Fund Class Y Shares (the “Fund.”) Buyer and Seller have received a prospectus for the Fund and recognize Escrow Agent or its affiliates may receive investment advisory and other fees from the Fund. Escrow Agent shall reinvest all investment earnings until the Buyer and Seller instruct Escrow Agent on how to distribute the earnings.

(ii) Buyer shall be treated as the owner of the Earnest Money Deposit for federal and state income tax purposes. Buyer will report all income, if any, that is earned on the Earnest Money Deposit in such amounts that are properly includible in any taxable year, and pay any taxes attributable thereto. Buyer agrees to furnish the Escrow Agent with a completed Form W-9.

(b)	Disbursement.

(i) The Earnest Money Deposit shall be disbursed as may be directed by Seller and Buyer pursuant to a jointly executed written notice to the Escrow Agent.

(ii) If Seller shall deliver to Escrow Agent and Buyer a written notice stating that Buyer has failed to close the transaction contemplated by the Agreement (the “Transaction”) after all conditions to Buyer’s obligation to close have been satisfied or waived, and Buyer does not object thereto by notice to Escrow Agent and Seller within 30 days following receipt of Seller’s notice by Escrow Agent, then the Earnest Money Deposit shall be disbursed to Seller promptly (and in any event within three business days after expiration of such 30 day period).

(iii) If Buyer shall deliver to Escrow Agent and Seller a written notice stating that Seller’s representations or warranties under the Agreement were or are untrue or incorrect in any material respect, or that Seller has breached in any material respect any covenant contained in the Agreement, or that Seller has failed to obtain any consents necessary to the Transaction, or that Buyer is terminating the Agreement pursuant to Section 8.1(b) of the Agreement, or that Seller has failed to close the Transaction (despite Buyer being ready, willing and able to close), or that Buyer has been unable to obtain all regulatory approvals necessary for the consummation of the Transaction by September 30, 2007 (as such date may be extended by Buyer pursuant to the Agreement), and Seller does not object thereto within 30 days following receipt of such notice by Escrow Agent, then the Earnest Money Deposit shall be disbursed to Buyer promptly (and in any event within three business days after expiration of such 30 day period).

(iv) If Buyer shall object to Seller’s notice delivered pursuant to Section 1.3(b) or Seller shall object to Buyer’s notice delivered pursuant to Section 1.3(c) within the 30 day period by delivering written notice to Escrow Agent and Seller or Buyer, as the case may be (an “Objection Notice”), that such party disputes the other party’s claim, such claim shall be resolved pursuant to Section 1.5 of this Escrow Agreement.

1.3 On the Closing of the Agreement, Buyer will deliver to the Escrow Agent the Escrow Amount and receipt of the Escrow Amount shall be acknowledged. The Escrow Amount shall be held by the Escrow Agent in a segregated, interest-bearing account and shall be held and distributed as set forth in Section 1.4 of this Escrow Agreement.

1.4 The Escrow Amount shall be held and disbursed as follows:

(a)	The Account.

(i) Buyer and Seller hereby authorize Escrow Agent to invest the Escrow Amount in the Marshall Prime Money Market Fund Class Y Shares (the “Fund.”) Buyer and Seller have received a prospectus for the Fund and recognize Escrow Agent or its affiliates may receive investment advisory and other fees from the Fund. Escrow Agent shall reinvest all investment earnings until the Buyer and Seller instruct Escrow Agent on how to distribute the earnings.

(ii) Seller shall be treated as the owner of the Escrow Amount for federal and state income tax purposes. Seller will report all income, if any, that is earned on the Escrow Amount in such amounts that are properly includible in any taxable year, and pay any taxes attributable thereto. Seller agrees to furnish the Escrow Agent with a completed Form W-9.

(b)	Disbursement.

(i) The Escrow Amount shall be disbursed as may be directed by Seller and Buyer pursuant to a jointly executed written notice to the Escrow Agent.

(ii) From time to time for a period of six months following the Closing Date under the Agreement, Buyer may submit a notice (an “Indemnity Notice”) to Escrow Agent and Seller specifying in reasonable detail the nature and dollar amount of any indemnification claim (a “Claim”) it may have under Article VII of the Agreement. Buyer may make more than one Claim with respect to any underlying state of facts. If Seller delivers an Objection Notice to Buyer and Escrow Agent that it disputes the Claim described in such Indemnity Notice within thirty (30) days following receipt by Escrow Agent of the Indemnity Notice regarding such Claim, such Claim shall be resolved as provided in Section 1.5 of this Escrow Agreement. If no Objection Notice is received by Buyer and Escrow Agent within such 30-day period, then the amount of Buyer Losses specified by Buyer in such Indemnity Notice shall be deemed established for purposes of this Escrow Agreement and the Agreement and, at the end of such thirty (30) day period, Escrow Agent shall promptly (and in any event within three (3) business days after the expiration of such 30-day period) deliver to Buyer for application to such Claim the amount of Losses specified in such Indemnity Notice.

1.5 If an Objection Notice is given pursuant to Sections 1.3 or 1.4 of this Escrow Agreement, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Buyer and Seller or (ii) a final non-appealable order of a court of competent jurisdiction. Notwithstanding the foregoing, to the extent an objecting party does not dispute a portion of the amount claimed in any notice pursuant to Section 1.3 or Section 1.4, the objecting party shall, in its applicable Objection Notice, authorize Escrow Agent to deliver, and Escrow Agent shall promptly (and in any event within three (3) business days after receipt of the applicable Objection Notice) deliver, the undisputed amount.

1.6	(a) Six months following the Closing Date (the “Release Date”), Escrow Agent shall release to stockholder Seller the remainder of the Escrow Fund, if any (the “Release Amount”), save and except for an amount equal to the aggregate amount of all outstanding Uncontested Claims, Resolved Claims or Pending Claims, if any (such Claims being referred to herein as the “Release Claims” and such amount, if any, being referred to herein as the “Release Claim Amount”).

After the Release Date, the Release Claim Amount shall continue to be held by Escrow Agent until the resolution, on an individual claim basis, of each of the Release Claims, and shall be distributed by Escrow Agent to Buyer or Seller, as, the case may be, upon resolution of each such Release Claim in the manner described in Section 1.5 of this Escrow Agreement.

(b)	Notwithstanding the foregoing, if, prior to the Release Date:

(i) Buyer has delivered a written notice to Seller and Escrow Agent (A) specifying in reasonable detail the nature of any claim it may have under the Agreement and (B) certifying that Buyer has reasonably determined in good faith that it is unable to specify the amount of such claim and that the amount of such claim could equal or exceed the amount of the Escrow Fund, then the entire Escrow Fund shall be included in the Release Claim Amount; or

(ii) Buyer has delivered a written notice to Seller and Escrow Agent (A) specifying in reasonable detail the nature of any claim it may have under the Agreement and (B) certifying that Buyer has reasonably determined in good faith that it is unable to specify the amount of such claim and that the maximum amount of such claim will be less than the amount of the Escrow Fund, then such maximum amount shall be included in the Release Claim Amount.

(c)	At least two (2) business days prior to any release to be made under this Section 1.6, Escrow Agent shall send written notice to Buyer and Seller specifying the amount of such release.

1.7 Any notice given to any party hereto shall be in writing and simultaneously shall be sent to the other parties hereto. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given or sent (a) when received, if dispatched by registered or certified mail (return receipt requested), (b) when received, if delivered in hand or by facsimile transmission with a copy thereof sent by reputable overnight courier which requires a signature of the receiving party, or (c) on the following business day, if dispatched by a reputable overnight courier which requires a signature of the receiving party, in each case to the party intended at its address as follows (or at such other address as may hereafter be specified by such party from time to time by like notices):

If to the Buyer, to:

The Bancorp, Inc.

405 Silverside Road

Wilmington, DE 19809

Attn: Frank Mastrangelo

With a copy to:

Ledgewood

1900 Market Street

Philadelphia, P A 19103

Attn: J. Baur Whittlesey

Fax No.: 215-735-8513

If to the Seller, to:

C/O Marshall BankFirst Corporation

225 South Sixth Street Suite 2900

Minneapolis, Minnesota 55402

Attn: Dennis Mathisen

Fax No.: (612) 376-1331

With a copy to:

Lindquist & Vennum P.L.L.P.

4200 IDS Center

80 South 8th Street

Minneapolis, Minnesota 55402

Attn: J. Kevin Costley

Fax No.: (612) 371-3207

If to the Escrow Agent to:

Marshall & Ilsley Trust Company N.A.

11455 Viking Dr.

Eden Prairie, Minnesota 55343

Attn: Eileen Bruckert

Fax No.: (952) 918-1188

1.8 In the event of a dispute arising with respect to the rights of the Seller or the Buyer to receive all or any portion of either the Earnest Money Deposit or the Escrow Amount, the Escrow Agent shall have the right to place the Earnest Money Deposit or the Escrow Amount, as the case may be, into court and commence an action in interpleader in order to obtain a judicial determination as to the party legally entitled to receive such amount.

1.9 Upon receipt of a court order, the Escrow Agent shall act as instructed by such court order.

1.10 Buyer and Seller jointly and severally agree to indemnify and hold Escrow Agent harmless from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with this Agreement, as follows.

(a)	The Escrow Agent shall not be liable for any error in judgment or for any act done or omitted by it in good faith, or for any mistake of fact or law and is released and exculpated from all liability hereunder, except for willful misconduct.

(b)	The Escrow Agent shall not be required to take notice of any default by the Seller or the Buyer or to take any action, other than as provided in this Agreement.

(c)	The Escrow Agent shall incur no liability in acting upon any signature, notice, request, waiver, consent, receipt, or other paper or document believed by the Escrow Agent to be genuine, and the Escrow Agent may assume that any person purporting to give the Escrow Agent any notice or advice in accordance with the provisions hereof has been duly authorized to do so, and Seller and Buyer each hereby jointly and severally indemnifies, defends, and holds harmless the Escrow Agent from and against any and all losses, costs, expenses, claims, damages and liabilities, including, without limitation, attorneys’ fees, which the Escrow Agent may suffer or incur as the Escrow Agent hereunder unless caused by the Escrow Agent’s willful refusal or willful failure to act pursuant to the terms hereof.

(d)	The Escrow Agent shall not be under any obligation to take any legal action in connection with this Escrow Agreement or towards its enforcement or to appear in, prosecute or defend any action or legal proceeding that, in the opinion of the Escrow Agent, would or might involve the Escrow Agent in any cost, expense, loss or liability unless, and as often as required by the Escrow Agent, the Escrow Agent shall be furnished with security and indemnity satisfactory to the Escrow Agent against all such costs, expenses, losses or liability.

(e)	The Escrow Agent shall be entitled to consult with other counsel in connection with its duties hereunder. The Buyer and the Seller each jointly and severally agrees to reimburse the Escrow Agent for its costs and expenses, including, without limitation, attorneys’ fees (either paid to retained attorneys or representing the fair value of legal services rendered by the Escrow Agent to itself) incurred as a result of any dispute or litigation concerning this Escrow Agreement.

1.11 The Escrow Agent may resign upon thirty (30) days’ written notice to the Buyer and Seller. The Escrow Agent may be removed and replaced effective upon thirty (30) days’ written notice given to the Escrow Agent by both Buyer and Seller. In the event of a resignation or removal, the Buyer and Seller shall jointly appoint a successor Escrow Agent. The Escrow Agent shall deliver the balance of the moneys or assets then in its possession to the Successor

Escrow Agent and its duties shall end. If the Buyer and Seller fail to appoint a Successor Escrow Agent, the Escrow Agent may appoint a successor or petition any court of competent jurisdiction for the appointment of a successor escrow agent, and any such resulting appointment shall be binding on all the parties.

1.12 The Escrow Agent shall be entitled to compensation of $2,500 per year for its services, and shall be entitled to reimbursement of its out-of-pocket expenses, including, but not by way of limitation, the fees and costs of attorneys or agents which may be reasonably necessary in connection with the performance of its duties under this Escrow Agreement. Escrow Agent’s annual fee of $2,500 shall be payable in advance upon signing and on each anniversary date of this Escrow Agreement. In addition, Escrow Agent shall be paid $150 per hour for extraordinary services and shall be reimbursed for all reasonable expenses, disbursements, and advances (including outside counsel fees) incurred in the performance of its duties under this Escrow Agreement. Invoices for fees and expenses shall be sent to Buyer and Seller, and Buyer and Seller shall remit payment to Escrow Agent within ten (10) days of receipt of an invoice from Escrow Agent; provided, however, that no invoice shall be required to be sent for the initial Escrow Agent’s fee. In the event payment is not received on a timely basis, Escrow Agent may charge either the Earnest Money Deposit or the Escrow Amount for the amount of the invoice. The amounts due to Escrow Agent under this Section 1.12 are in addition to any investment advisory and other fees that may be paid to Escrow Agent and its affiliates under Sections 1.2(a)(i) and l.4(a)(i). Buyer and Seller agree as between themselves that each shall pay one-half of any amount due under this Section 1.12, but Buyer and Seller shall be jointly and severally liable to Escrow Agent for any such amounts.

1.13 This Escrow Agreement shall terminate upon distribution by Escrow Agent of all amounts held pursuant to this Escrow Agreement. Buyer and Seller shall be liable for any unpaid fees pursuant to this Escrow Agreement, which shall be paid to Escrow Agent concurrently with any such termination.

1.14 Escrow Agent shall furnish the Buyer and Seller with a monthly statement of the amounts held by Escrow Agent pursuant to this Escrow Agreement.

1.15 This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. This Agreement shall not be assignable. This Agreement shall be binding upon and inure to the benefit of the parties and their successors.

1.16 This Escrow Agreement may be amended or modified and any term of this Escrow Agreement may be waived if such amendment, modification or waiver is in writing and signed by all parties.

1.17 This Escrow Agreement constitutes the entire agreement between the parties relating to the subject matter of this Escrow Agreement and supersedes any prior and contemporaneous understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof or thereof.

IN WITNESS WHEREOF the parties have caused this Escrow Agreement to be executed as of the date first above written.

BUYER:	THE BANCORP, INC.

By:
Name:
Title:

SELLER:	BANKFIRST

By:
Name:
Title:

ESCROW AGENT:	MARSHALL & ILSLEY TRUST COMPANY N.A.

By:
Name:
Title: